Exhibit 10.1

LICENSE, DEVELOPMENT, AND COMMERCIALIZATION AGREEMENT

This License, Development, and Commercialization Agreement (this “Agreement”) is entered into as of the Effective Date by and between NOVACEA, Inc., a Delaware corporation having offices at 601 Gateway Blvd., Suite 800, South San Francisco, California 94080 (“Novacea”), and Schering Corporation, a New Jersey corporation having offices at 2000 Galloping Hill Road, Kenilworth, New Jersey 07033 (“Schering”).

RECITALS

WHEREAS, Novacea possesses rights to intellectual property relating to proprietary methods of use of calcitriol;

WHEREAS, Schering is engaged in the research, development and commercialization of pharmaceutical products; and

WHEREAS, Novacea and Schering desire to enter into a collaboration under which Schering will obtain a worldwide exclusive license under such intellectual property to develop and commercialize pharmaceutical products containing calcitriol under the terms and conditions set forth below.

NOW THEREFORE, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

1.1 “Additional Indications” means the use of a Licensed Product for the treatment or prevention of (i) any of [*], pancreatic cancer or [*] in humans and/or (ii) any other disease, disorder or condition, but excluding any of the Core Indications.

1.2 “Additional Indication Milestones” means those milestone payments as set forth in Section 10.3 hereof which will apply to approvals of each of the indications in the following tumor types: [*] pancreatic, [*].

1.3 “AEs” shall have the meaning set forth in Section 6.2(a).

1.4 “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. A Person shall be deemed to control another Person if such Person possesses the power to direct or cause the direction of the management, business and policies of such Person, whether through the ownership of more than fifty percent (50%) of the voting securities of such Person, by contract or otherwise.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

1.5 “Alliance Manager” means, with respect to each of Novacea and Schering, a representative to be appointed by such Party to facilitate the reasonable and appropriate flow of information and communications between the Parties pursuant to this Agreement.

1.6 “Annual Commercialization Report” shall have the meaning set forth in Section 7.4.

1.7 “ASCENT-2” means the ongoing Phase III Study in AIPC as described in [*].

1.8 “Aventis Agreements” means (i) that certain Grant-in-Aid Agreement between Novacea and Aventis entered into as of August 5, 2002 related to the “Phase 2 / 3 Multicenter, Randomized, Double Blind, Study of Docetaxel Plus DN-101 or Placebo in Androgen-Independent Prostate Cancer (AIPC)” and (ii) that certain Grant-in-Aid Agreement between Novacea and Aventis Pharmaceuticals Inc. (“Aventis”) entered into as of August 4, 2003 related to the “Phase 1 / 2 Multicenter, Open Label, Dose Ranging Study of DN-101 and Taxotere® in Patients with Advanced (Stage IIIB or IV) Non-Small Cell Lung Cancer who Have Failed Previous Therapy with Platinum-Based Chemotherapy.”

1.9 “Business Day” means a day on which banking institutions in New York, New York, United States are open for business, but excluding any such day on which the New Jersey offices of Schering-Plough Corporation or the California offices of Novacea are scheduled to be closed for business.

1.10 “Change of Control” shall mean, with respect to either Party, the occurrence of any of the following events: (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (any such individual, entity or group, a “Specified Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of then outstanding voting securities of such Party entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); or (b) the consummation of a merger, consolidation or other similar transaction with a Specified Person, or sale or other disposition to a Specified Person of all or substantially all of the pharmaceutical assets (including for purposes of clarity the sale of all or substantially all of the pharmaceutical assets of its subsidiaries) of a Party (a “Business Combination”), in each case, unless, immediately after the consummation of such Business Combination, (i) the individuals and groups (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) who were the beneficial owners, respectively, of the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity resulting from such Business Combination (including, without limitation, a Person which as result of such transaction owns then outstanding securities of the Party or all or substantially all of such Party’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Voting Securities, as the case may be and (ii) at least

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

fifty percent (50%) of the members of the board of directors of the Person resulting from such Business Combination were members of the board of directors of the Party at the time of the execution of the initial agreement, or of the action of the board of directors of such entity, providing for such Business Combination.

1.11 “Combination Product” means any product that contains two or more active ingredients, one of which is a Formulation.

1.12 “Commercialization” means, with respect to Licensed Product, any and all activities directed to the marketing, promotion, distribution, offering for sale and selling such product, importing and exporting such product for sale, and interacting with Regulatory Authorities regarding the foregoing. Commercialization shall also include Phase IV Studies. “Commercialize” has a correlative meaning.

1.13 “Commercially Reasonable Efforts” means (i) with respect to the efforts to be expended by any Party or any of its Affiliates with respect to any objective, such reasonable, diligent, and good faith efforts as such Party would normally use to accomplish a similar objective under similar circumstances, and (ii) with respect to any objective relating to Development or Commercialization of a Licensed Product by Schering, such efforts and resources as are commonly used by Schering and its Affiliates for the development and commercialization of prescription pharmaceutical products of similar commercial potential at a similar stage in product lifecycle, taking into consideration the safety and efficacy of such product, the cost to develop and commercialize the product, the risks inherent in the development and commercialization of the product, its competitiveness compared to alternative products, the proprietary position of the product (including scope and duration of relevant patents), the scope, timing and likelihood of Regulatory Approvals, the profitability of the product and all other relevant factors.

1.14 “Competing Product” means any pharmaceutical product (other than a Licensed Product being Developed and/or Commercialized pursuant to this Agreement) that either: (i) contains [*]; or (ii) that is a [*].

1.15 “Compound” means calcitriol [*].

1.16 “Compulsory License” means a compulsory license under Novacea IP obtained by a Third Party through the order, decree, or grant of a competent Governmental Authority or court, authorizing such Third Party to develop, make, have made, use, sell, offer to sell or import a Competing Product or Licensed Product in any country in the Field in the Territory.

1.17 “Confidential Information” means, with respect to each of the Parties, any and all proprietary and/or confidential data, information or materials possessed or developed by such Party or any of its Affiliates (whether developed by or on behalf of such Party or any of its Affiliates before or after the Effective Date) related to:

(i) the Development, Manufacture, use or Commercialization of the Licensed Product; or

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

(ii) the business, development or commercial plans, development or commercial capabilities, operations, assets, research programs, financial conditions, commitments, rights, liabilities, personnel and strategies of Schering, Novacea, or any of their respective subsidiaries or Affiliates, that is disclosed or otherwise made available by such Party or its Affiliates to the other Party or any of its Affiliates, including, without limitation, any such data, information or materials related to substances, formulations, devices (and/or any components thereof), techniques, technology, regulatory requirements and strategies, equipment, study results, reports, know-how, sources for Manufacture and supply, patent position and business plans.

1.18 “Controlled” or “Control” shall mean the legal authority of a Party (or any of its Affiliates) to grant a license or sublicense of intellectual property rights to another Person (other than pursuant to this Agreement) without breaching the terms of any agreement with a Third Party.

1.19 “Core Development Plan” shall have the meaning set forth in Section 5.2(a).

1.20 “Core Indication” means the use of a Licensed Product for the treatment or prevention of any of the following conditions in humans: (i) androgen-independent prostate cancer (“AIPC”), (ii) androgen-dependent prostate cancer (“ADPC”), or (iii) adjuvant therapy for early stage prostate cancer (“Adjuvant Therapy”)

1.21 “Dedicated MSLs” shall have the meaning set forth in Section 7.3(b).

1.22 “Development” or “Develop” means research activities and non-clinical (including without limitation pre-clinical) and clinical drug development activities, including, among other things: drug discovery, toxicology, formulation, statistical analysis and report writing, conducting clinical trials for the purpose of obtaining and maintaining Regulatory Approval (including without limitation, post-approval commitment studies), and regulatory affairs related to all of the foregoing. Development shall include all clinical studies that are primarily intended to support or maintain a Regulatory Approval, maintain a label or obtain any label change, but shall exclude Phase IV Studies.

1.23 “Development Plan” means, alone or collectively, the Core Development Plan and any Forward Development Plan.

1.24 “Dollars” or “$” means the legal tender of the United States.

1.25 “Effective Date” means the later of (a) the Execution Date or (b) the second (2nd) Business Day immediately following the earlier of: (i) the date upon which the waiting period

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

under the Hart-Scott-Rodino Antitrust Improvement Act (the “HSR Act”) expires or terminates early with respect to the filings to be made pursuant to Section 16.1(b), or (ii) the date upon which a closing letter is received from the Federal Trade Commission or the Justice Department, as the case may be, with regard to the transaction contemplated by this Agreement indicating that all requests have been satisfactorily met and no objection on the part of the Federal Trade Commission or the Justice Department remains.

1.26 “EMEA” means the European Medicines Agency or any successor agency thereof.

1.27 “EU” means all of the European Union member states as of the applicable time during the Term.

1.28 “EU Major Markets” means [*].

1.29 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.30 “Execution Date” means the latest date of signature appearing on the signature page of this Agreement.

1.31 “Existing Supply Agreement” means that certain Supply Agreement dated December 27th 2001, between Plantex USA Inc., and Novacea, as amended January 24, 2006; March 21, 2006, and February 28, 2007; and as amended and restated May 25, 2007.

1.32 “FDA” means the United States Food and Drug Administration or any successor agency thereto.

1.33 “Field” means any and all diagnostic, therapeutic and prophylactic uses in humans and/or animals, including, without limitation, the Core Indications and Additional Indications.

1.34 “First Commercial Sale” means, with respect to a given country in the Territory, the first shipment of commercial quantities of a Licensed Product sold in such country on arms’ length terms to a Third Party by Schering, its Affiliates or its Sublicensees for use in the Field after the granting of Regulatory Approval with respect to such country. Sales for test marketing, sampling and promotional uses, clinical trial purposes or compassionate or similar use shall not be considered to constitute a First Commercial Sale.

1.35 “Formulation” means (i) Novacea’s proprietary oral high-dose pulsed formulation of the Compound that is known as Asentar (DN-101), (ii) any other formulation developed by or on behalf of a Party or its Affiliates containing the Compound as an active ingredient and [*], and (iii) any other formulation containing the Compound as an active ingredient [*]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

1.36 “Forward Development Plan” shall have the meaning set forth in Section 5.2(d).

1.37 “FTE” means the equivalent in working hours of one full time university graduate or similarly qualified employee employed by a Party working at least [*] hours per year. For the avoidance of doubt, employees who work fewer than [*] hours in a year (whether via working a partial year or part-time) are included in an FTE, provided their hours are combined so as to complete one FTE. For example, an employee working [*] hours in a given year would be combined with an employee working [*] hours in the same year to form one FTE. Similarly, any employee can be allocated at a percentage of time equaling less than 100% of their work year, provided that FTEs are calculated in [*] hour increments.

1.38 “FTE Rate” means the fully burdened annual internal cost of employing an FTE including all employee related compensation and benefits including salary, bonuses, profit sharing, taxes, insurances, training, travel, subsistence, professional dues, catering and employee related overheads (including human relations, payroll, purchasing, supervisory costs, space allocation and computer and information systems). The FTE Rate for the period from the Effective Date to [*] shall be [*] per full twelve month period per FTE, as may be adjusted pursuant to Section 7.3(b). The first such adjustment will be effective on [*], and will based on a full twelve (12) month period (as described below). The second adjustment will be effective on [*], but shall be based upon the percentage change in the CPI-U for the preceding [*]. Thereafter, the FTE Rate will be adjusted effective on January 1 of each subsequent year by a percentage equal to the percentage adjustment, if any, between the Consumer Price Index – All Urban Consumers (CPI-U), as published by the United States Department of Labor over the twelve (12) month period reported in such index immediately preceding the date such adjustment is made.

1.39 “Generic Product” means, with respect to a particular Licensed Product, any other product containing a comparable formulation to the Licensed Product that is marketed, promoted, sold, or distributed by a Third Party in one or more countries without a license from a Party to Commercialize in the relevant country(ies) in accordance with applicable laws and regulations in such country.

1.40 “Governmental Authority” means any court, agency, authority, department, regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or any supranational organization of which any such country is a member.

1.41 “IND” means (a) (i) in the United States, an Investigational New Drug Application, as defined in the United States Federal Food, Drug, and Cosmetic Act, as amended from time to time, and the regulations promulgated thereunder, that is required to be filed with the FDA before beginning clinical testing of a Licensed Product in human subjects, or any successor application or procedure, and (ii) any counterpart of a United States Investigational

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

New Drug Application in any other country in the Territory, and (b) all supplements and amendments that may be filed with respect to any of the foregoing.

1.42 “Infringement Claim” means a claim or assertion by a Third Party against Novacea, Schering or any of their respective Affiliates that the use, Development, Manufacture, and/or Commercialization of the Licensed Product infringes or otherwise violates a patent or other intellectual property rights owned or Controlled by such Third Party.

1.43 “Joint Commercialization Committee” or “JCC” has the meaning set forth in Section 7.1(a).

1.44 “Joint Development Committee” or “JDC” has the meaning set forth in Section 4.1.

1.45 “Know-How” means any and all proprietary data, information and materials (whether patentable or not) related to Compound, Formulations, the Licensed Product, any Licensed Product Improvement, Core Indications, Additional Indications, or the Development, Manufacture, Commercialization, or use of any of the foregoing, including, without limitation (a) ideas, discoveries, inventions, improvements, technology or trade secrets, (b) pharmaceutical, chemical and biological materials, products, components or compositions, (c) tests, assays, techniques, regulatory requirements and strategies, data (including non-clinical and clinical data), methods, procedures, formulas or processes, (d) technical and non-technical data and other information relating to any of the foregoing, (e) drawings, plans, designs, diagrams, sketches, specifications or other documents containing or relating to such information or materials, and (f) business processes, price data and information, marketing data and information, sales data and information, marketing plans and market research.

1.46 “Licensed Product” means any pharmaceutical product containing a Formulation either alone or in combination with one or more other active pharmaceutical ingredients, including all line extensions and modes of administration thereof.

1.47 “Licensed Product Improvement” shall mean any enhancement to any Licensed Product or Formulation, including, without limitation, to any inactive ingredient, preparation, presentation, means of delivery, dosage, packaging or Manufacture.

1.48 “Major Markets” means the United States and the EU Major Markets.

1.49 “Major Market Royalty Term” shall have the meaning set forth in Section 10.4(c).

1.50 “Manufacture” means all activities related to the manufacturing of a pharmaceutical product, or any ingredient thereof, including but not limited to test method development and stability testing, formulation, process development, manufacturing scale-up, manufacturing Compound or Licensed Product quality assurance/quality control development,

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

quality control testing (including in-process, in-process release and stability testing), packaging, release of product or any component or ingredient thereof, quality assurance activities related to manufacturing and release of product, and regulatory activities related to all of the foregoing.

1.51 “MSLs” or “Medical Science Liaisons” shall mean persons responsible for (i) being an ambassador of, and advocate for, Novacea and/or Schering science within the healthcare community; (ii) developing and nurturing relationships with healthcare professionals that are centered on science; (iii) communicating accurate and balanced information regarding the benefits and risks of Novacea and/or Schering products; and (iv) interacting with managed care organizations, thought leaders, clinical investigators and other healthcare organizations to provide fair, balanced and scientifically rigorous information. For purposes of clarity, MSLs do not engage in promotional activities and are not sales representatives.

1.52 “Net Sales” means the aggregate gross amount invoiced by Schering or its Affiliates or Sublicensees, on all sales or transfers for consideration (but only to the extent that such transfers for consideration specifically provide consideration for the Licensed Product) of Licensed Product in the Territory to a Third Party, less the following deductions, as determined on an accrual basis:

(a) bad debts actually written off which are attributable to sales of Licensed Product;

(b) trade, quantity and cash discounts and any other adjustments, including, without limitation, those granted on account of price adjustments, billing errors, rejected goods, damaged goods, returns, recalls, rebates, chargeback rebates, reasonable fees, reimbursements or similar payments granted or given to wholesalers or other distributors, buying groups, health care insurance carriers or other institutions;

(c) freight, packing, handling, shipping, postage and insurance charges;

(d) customs or excise taxes, including, without limitation, import duties, sales tax and other taxes (except income taxes) or duties relating to sales;

(e) any payment in respect of sales to any Governmental Authority (other than to any municipal, county or city authority) in respect of any government-subsidized program, including, without limitation, Medicare and Medicaid rebates;

(f) amounts paid or credited to customers for inventory management, distribution, warehousing, and related services;

(g) distribution, packing, handling and transportation charges for Licensed Product;

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

(h) the portion of any management fees paid during the relevant time period to group purchasing organizations that relate specifically to the sale of such Licensed Product to such organization; and

(i) any reasonable deduction substantially similar in character/substance to the above that is related to the sale of the Licensed Product.

The foregoing adjustments shall be documented and included in the invoiced price of Licensed Product or otherwise directly paid or incurred by Schering or its Affiliates or Sublicensees without reimbursement, other than payment by a third party customer. Such adjustments shall be consistent with customary accounting practices within the selling Party and its Affiliates (or their respective Sublicensees) and in accordance with United States Generally Accepted Accounting Principles (“GAAP”), consistently applied.

In the event a Licensed Product is sold in the form of a Combination Product, then the Net Sales for any such Combination Product shall be determined in a particular country by multiplying the Net Sales of the Combination Product during the applicable royalty reporting period, by the fraction, A/(A+B), where A is the weighted (by sales volume) average sale price of the Licensed Product when sold separately in finished form in the country in which the Combination Product is sold and B is the weighted (by sales volume) average sale price of the other product(s) which contain the other active ingredient(s) included in the Combination Product when sold separately in finished form in the country in which the Combination Product is sold, in each case during the applicable royalty reporting period or, if sales of both the Licensed Product and the other product(s) did not occur in such period, then in the most recent royalty reporting period in which sales of both occurred. In the event that such average sale price cannot be determined for both the Licensed Product and all other active pharmaceutical ingredient(s) included in the Combination Product, then the Parties shall in good faith discuss and agree on a pro-rata allocation of the Net Sales that reflects the Licensed Products’ contribution to the Combination Product on an equitable basis.

It is understood, however, that in certain countries in the Territory, Schering or its Affiliates may Commercialize Licensed Products through a Third Party distributor or agent (which does not meet the definition of a Sublicensee) under an arrangement in which Schering or its Affiliates (x) transfer the Licensed Product to such distributor or agent at a fixed price that is not necessarily related to the final selling price of the distributor or agent, and (y) are not responsible for marketing and promoting such Licensed Product in such countries and receive no compensation from the sale of such Licensed Products by the distributor or agent. For purposes of clarity, a grant of sublicense rights to any such Third Party distributor or agent necessary for such party to exercise its rights or perform its obligations does not cause such party to be deemed a Sublicensee as defined herein.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

1.53 “Novacea Background Know-How” means any Know-How Controlled by Novacea or its Affiliates that is generated prior to the Effective Date and/or other than in performance of activities conducted under this Agreement.

1.54 “Novacea Background Patents” means (i) any and all Patents that are Controlled by Novacea or any of its Affiliates that claim discoveries, inventions, developments or innovations made by or on behalf of Novacea prior to the Effective Date and/or other than in performance of activities conducted under this Agreement, including, without limitation, the Patents described in Schedule 13.3(a), (ii) any and all Patents that are filed after the Effective Date that derive from the studies covered by the Aventis Agreements, and (iii) those patents licensed to Novacea under the Upstream License Agreements as described in Schedule 13.3(b).

1.55 “Novacea IP” means the Novacea Background Know-How and Novacea Background Patents.

1.56 [*]

1.57 “OHSU License Agreement” means that certain Exclusive License Agreement dated as of June 27, 2001 by and between Oregon Health & Science University (OHSU) and D-Novo Therapeutics, Inc., [*].

1.58 “Other Marks” shall have the meaning set forth in Section 12.8.

1.59 “Other Product” shall have the meaning set forth in Section 3.2(a).

1.60 “Other Product Package” shall have the meaning set forth in Section 3.2(b).

1.61 “Party” means Novacea or Schering individually, and “Parties” means Novacea and Schering collectively.

1.62 “Patents” means any and all issued patents and pending patent applications (including, without limitation, any provisional applications, continuations, divisionals, continuations-in-part, re-examinations, reissues, substitutions, confirmations, registrations, re-validations, patents of addition, patent term extensions, supplementary protection certificates and the like), as well as any foreign counterparts of any of the foregoing, that cover Compound, Formulations, the Licensed Products or the Manufacture or use of any of the foregoing.

1.63 “Person” shall mean any individual, partnership, joint venture, limited liability company, corporation, firm, trust, association, unincorporated organization, Governmental Authority or agency, or any other entity not specifically listed herein.

1.64 “Phase III Study” means a large scale, pivotal clinical study for purposes of seeking Regulatory Approval that is intended to evaluate the therapeutic efficacy and safety of the Licensed Product for the prevention or treatment of one or more diseases, conditions or disorders.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

1.65 “Phase IV Studies” means a study or data collection effort for the Product that is initiated in the Territory after receipt of Regulatory Approval for the Licensed Product.

1.66 “Price Approvals” means in those countries in the Territory where Governmental Authorities may approve or determine pricing and/or pricing reimbursement for pharmaceutical products, such approval or determination.

1.67 “Program IP” means any Program Know-How and Program Patents, collectively.

1.68 “Program Know-How” means any Know-How that is generated in performance of activities conducted pursuant to the Development Plan and/or generated in performance of any other Development activities, Commercialization activities, Phase IV Studies or Manufacturing activities related to the Licensed Product that are conducted under this Agreement

1.69 “Program Patents” means any Patent that claims discoveries, inventions, developments and/or innovations made by or on behalf of one or more of the Parties and/or their respective Affiliates in performance of activities conducted under this Agreement.

1.70 “Project Data” means any and all verified data, information and results generated in performance of any Development activities pursuant to a Development Plan under this Agreement.

1.71 “Prosecute” shall mean in relation to any Patent, (a) to prepare and file patent applications, including re-examinations or re-issues thereof, and represent applicant(s) or assignee(s) before relevant patent offices or other relevant authorities during examination, re-examination and re-issue thereof, in appeal processes and interferences, or any equivalent proceedings, (b) to defend all such applications against Third Party oppositions, (c) to secure the grant of any Patents arising from such patent application, (d) to maintain in force any issued Patent (including through payment of any relevant maintenance fees), and (e) to make all decisions with regard to any of the foregoing activities. “Prosecution” has a corresponding meaning.

1.72 “Recall” shall have the meaning set forth in Section 7.5(a).

1.73 “Quarterly Development Report” shall have the meaning set forth in Section 5.4.

1.74 “Regulatory Application” means (a) the single application or set of applications for approval and/or pre-market approval to make and sell commercially a pharmaceutical product, delivery system or device filed with the FDA, including, without limitation, all information included in drug master files (as defined in 21 CFR 314.420) (hereinafter “DMF”) related to such application(s), and any related registrations with or notifications to the FDA, and (b) any counterparts to such applications filed with any other national or supranational

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Regulatory Authority in the Territory, and (c) all supplements and amendments that may be filed with respect to any of the foregoing.

1.75 “Regulatory Approval” means any and all approvals (including Price Approvals), licenses, registrations, or authorizations of any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity necessary for the Manufacture, use, storage, import, export, transport, promotion, clinical trial authorization, marketing or sale of a Licensed Product in a country.

1.76 “Regulatory Authority” means any governmental regulatory authority involved in granting Regulatory Approvals of any Licensed Product in the Territory, including, without limitation, the FDA and the European Commission.

1.77 “ROW” shall mean all parts of the Territory outside of the U.S.

1.78 “ROW Royalty Term” shall have the meaning set forth in Section 10.4(c).

1.79 “Royalty Major Markets” means the [*].

1.80 “Royalty Term” shall have the meaning set forth in Section 10.4(c).

1.81 “Schering Background Know-How” means any Know-How that is Controlled by Schering or its Affiliates that is generated prior to the Effective Date and/or other than in performance of activities conducted under this Agreement.

1.82 “Schering Background Patents” means any and all Patents that are Controlled by Schering or any of its Affiliates that claim discoveries, inventions, developments or innovations made by or on behalf of Schering or its Affiliates prior to the Effective Date and/or other than in performance of activities conducted under this Agreement.

1.83 “Schering IP” means the Schering Background Know-How, Schering Background Patents, Program Know-How and Program Patents.

1.84 “Stock Purchase Agreement” means the Stock Purchase Agreement between the Parties, executed pursuant to Section 10.2 as of the date hereof and effective as of the Effective Date.

1.85 “Sublicense Agreement” shall have the meaning set forth in Section 2.3.

1.86 “Sublicensee” shall mean a Third Party (i) to which Schering (or its Affiliate) grants a license and/or sublicense in one or more countries in the Territory under Patents and Know-How owned or Controlled by Schering that are necessary for the Commercialization of Licensed Product in such country(ies); (ii) which has responsibility and control over the Commercialization of the Licensed Product in the country(ies) in which it holds such license and/or sublicense; and (iii) which is obligated to pay to Schering (or its Affiliate) royalties and/or

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payments representing a share of such Third Party’s profits on sales of the Licensed Product in such country(ies) and such royalties or other payments are not included in the purchase price paid by such Third Party to Schering or its Affiliates for supplies of Licensed Product for sale in the relevant country(ies).

1.87 “Target Product Profile” or “TPP” shall have the meaning set forth in Section 5.2(c).

1.88 “Technical Failure” shall have the meaning set forth in Section 16.4(b).

1.89 “Territory” means the entire world.

1.90 “Third Party” means any Person other than a Party or its Affiliates.

1.91 “Third Party License Agreements” shall have the meaning set forth in Section 10.5(c).

1.92 “Trademark” shall mean Asentar and any other relevant tradenames and/or accompanying logos, trade dress and/or indicia of origin as set forth on Schedule 1.92 hereto.

1.93 “United States” or “U.S.” means the United States of America, its territories and possessions as they may exist from time to time during the Term.

1.94 “University of Pittsburgh License Agreement” means that certain License Agreement dated as of July 1, 2002 by and between the University of Pittsburgh of the Commonwealth System of Higher Education (“University of Pittsburgh”) and Novacea, [*].

1.95 “Upstream License Agreements” means, collectively, the University of Pittsburgh License Agreement and the OHSU License Agreement.

1.96 “USPTO” shall have the meaning set forth in Section 13.3(d).

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ARTICLE 2

LICENSES

2.1 License Grant. Novacea hereby grants to Schering an exclusive (even as to Novacea), sublicensable (subject to the restrictions on Schering’s right to grant sublicenses set forth below in Section 2.3) royalty-bearing license in the Territory under the Novacea IP to Develop, make, have made, use, and Commercialize Licensed Products in the Field.

2.2 Retained Rights; No Other Rights; Covenant.

(a) Novacea retains any and all other rights under the Novacea IP that are outside the scope of the licenses granted under Section 2.1.

(b) Novacea shall not grant licenses to any rights under the Novacea IP to any Third Parties that are inconsistent with the license granted to Schering pursuant to Section 2.1. Schering shall not use any Novacea IP or grant any Third Party any license or right under Novacea IP, other than as expressly permitted in this Agreement.

2.3 Sublicense Agreements. Schering may grant to Third Parties sublicenses of the rights granted to it under Section 2.1 (without the right to grant further sublicenses) without Novacea’s consent in order to carry out its obligations or exercise its rights under this Agreement. Schering shall, in each agreement under which it grants a sublicense of substantially all or all the rights granted to it necessary to Commercialize a Licensed Product in the United States pursuant to Section 2.1 (each, a “Sublicense Agreement”), require the Sublicensee to transfer to Novacea if this Agreement terminates and to Schering if only such sublicense terminates (a) all INDs and/or other Regulatory Applications and Regulatory Approvals held, possessed or controlled by such Sublicensee relating to a Licensed Product and (b) all Patents and Know-How Controlled by such Sublicensee (which Patents and Know-How shall be transferred either by assignment or by a freely sublicensable exclusive license). Any Sublicense Agreement shall be consistent with the terms and conditions of this Agreement and Schering shall use Commercially Reasonable Efforts to assign such Sublicense Agreement to the extent required under Section 16.6(c)(iv) of this Agreement. Schering shall (i) use Commercially Reasonable Efforts to procure the performance by any Sublicensee of the terms of each such Sublicense Agreement, and (ii) be responsible for any breach of this Agreement that is caused (directly or indirectly) by the performance (or failure to perform) of its Sublicensee. The grant of any such sublicense will not relieve Schering of its obligations under this Agreement, except to the extent they are satisfactorily performed by such Sublicensee.

2.4 Disclosure of Novacea Background Know-How.

(a) Subject to all applicable provisions of this Agreement, Novacea shall, promptly following the Effective Date, disclose to Schering all Novacea Background Know-How existing as of the Effective Date. All such Novacea Background Know-How shall be delivered in electronic format, where available, and shall be in English. Novacea will make its and its

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Affiliates’ employees and consultants reasonably available to Schering for consultation as reasonably required by Schering in order to ensure an orderly transition to Schering of all such Novacea Background Know-How or otherwise to the extent necessary or useful to enable Schering to perform its obligations under this Agreement to Develop, Manufacture, register, use or Commercialize the Licensed Product and practice the licenses granted hereunder efficiently. Such disclosure shall include, to the extent available to Novacea, any clinical data, study reports, any information relating to manufacturing, any agreements in respect of the Licensed Product, and any related correspondence and filings with any Regulatory Authority (including notes or minutes of any meetings with any Regulatory Authority).

(b) In furtherance of and without limiting Novacea’s obligations pursuant to this Section 2.4, Novacea shall support the transfer to Schering of all Novacea Background Know-How related to the Manufacture of Compound and Licensed Product, including without limitation all pre-formulation reports, clinical manufacturing batch records, development reports, IND documentation, analytical results, analytical method validation reports, raw material and excipient sourcing information, quality audit findings, stability reports, Manufacturing know-how, data, procedures, assays, relevant provisions of standard operating procedures and any other relevant technical information. Each Party shall bear its own costs in performing any activities pursuant to this Section 2.4. Notwithstanding the foregoing, Schering acknowledges that Novacea has no right, and Novacea is under no obligation to cause Plantex, to transfer to Schering any Know-How relating to the Manufacture of calcitriol or any other Confidential or proprietary information of Plantex. The foregoing notwithstanding, Novacea shall make all reasonable efforts to transfer the Manufacturing Know-How of Plantex to Schering by (i) requesting of Plantex authorization to reveal and transfer to Schering any Plantex Manufacturing Know-How that is in Novacea’s possession and (ii) requesting Plantex to transfer all such Know-How to Schering. Novacea shall make such requests within sixty (60) days of the Effective Date of this Agreement.

(c) Novacea will, at its own cost and expense, for the first [*] days following the Effective Date and thereafter at Schering’s cost and expense, provide reasonable assistance to Schering in connection with understanding the information provided by Novacea hereunder to assist Schering in Developing the Licensed Product.

2.5 Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. Each Party shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code or equivalent legislation in any other jurisdiction. Upon the bankruptcy of Novacea, Schering shall further be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property owned or Controlled by Novacea or its Affiliates, and such, if not already in its possession, shall be promptly delivered to Schering, unless Novacea elects (as evidenced by written notice to Schering) to continue, and thereafter at all times satisfactorily continues, to timely perform all of its obligations under this Agreement.

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ARTICLE 3

NON-COMPETE AND OTHER PRODUCTS

3.1 Non-Compete.

(a) During the Term, neither Party nor its Affiliates may directly or indirectly promote, market, sell or commercialize, or otherwise be involved in the commercial distribution, promotion, marketing, sale or commercialization of any Competing Product in any country in the Territory, provided, however, that a Party and its Affiliates shall be permitted to commercialize any product containing the Compound (other than a Formulation) for veterinary or over-the-counter uses, or in human prescriptions provided, however, that in such human prescription use, the dosage and schedule or regimen are not comparable to that of the Licensed Product.

(b) A breach of the foregoing non-compete covenant by either Party or its Affiliates (i) in any Major Market shall constitute a material breach of the entire Agreement, (ii) in any country other than a Major Market shall constitute a material breach with respect to such country.

3.2 Other Products.

(a) In addition to the rights granted by Novacea to Schering in Section 2.1, Novacea shall provide prior written notice to Schering if at any time during the Term Novacea intends to (i) [*] a [*] of [*] or to [*] or [*], or (ii) [*] or [*] or [*]

(b) In the event that Novacea provides Schering with notice as set forth above, Novacea shall provide Schering with a [*] of [*] with regard to [*]

ARTICLE 4

JOINT DEVELOPMENT COMMITTEE

4.1 Joint Development Committee. The Parties shall share information and review Development activities with respect to the Licensed Product in the Field in the Territory through a joint development committee (“JDC”).

(a) JDC Formation. The Parties hereby form the JDC consisting of [*] representatives from Novacea and [*] representatives from Schering. Each Party may replace [*] of its JDC representatives at any time upon prior written notice to the other Party. The JDC may

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include representatives from regulatory, project management, clinical development or manufacturing; provided, however, that the representatives from each Party shall be senior enough and have appropriate expertise to participate in Development decisions.

(b) Meetings of the JDC. The JDC shall meet at least two (2) times every calendar year until such time as the JDC is disbanded pursuant to the terms of this Agreement. Subject to the chairperson’s authority to call meetings as set forth in Section 4.1(c), the JDC shall meet on such dates and at such times and places as agreed to by Schering and Novacea. Meetings of the JDC may be held in person or by means of telecommunication (telephone, video or web conferences). Each Party may include a reasonable number of non-JDC member employees, consultants, representatives or advisors to participate in or present at JDC meetings; provided, however, that such persons are bound by obligations of confidentiality no less stringent than those set forth in Article 14. Each Party shall be responsible for its own expenses for participating in the JDC. Meetings of the JDC shall be effective only if at least one member of each Party is present or participating. To the extent an issue within the purview of the JDC is subject to a vote at a meeting where not all members of the JDC are present, the sole present member of the relevant Party shall be entitled to vote by proxy for the absent JDC member.

(c) Chairperson. [*] shall appoint a chairperson of the JDC from among its members. The chairperson shall be responsible for setting the agenda for, and calling and leading meetings of the JDC. Any member of the JDC may request that items be added to the agenda for discussion. The secretary of the meeting, as designated by the chairperson, shall prepare and distribute meeting minutes to all members of the JDC. Minutes of each JDC meeting shall be approved or disapproved, and revised as necessary within thirty (30) days following such meeting. Final minutes of each meeting shall be distributed to the members of the JDC by the chairperson.

(d) JDC Working Groups. From time to time, the JDC may establish and delegate duties to other committees, sub-committees, or directed teams (each a “JDC Working Group”) on an “as needed” basis to oversee particular projects or activities.

4.2 Responsibilities of the JDC. The JDC shall have the responsibility and authority to:

(a) review the Development of the Licensed Product in the Field in the Territory and discuss the overall strategy for Development of the Licensed Product in the Field in the Territory;

(b) monitor the progress of all clinical studies that are ongoing as of the Effective Date;

(c) oversee the execution of the [*] and [*] with respect to the Licensed Product;

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(d) review, approve and monitor performance against [*] for Development activities as set forth in the Development Plans;

(e) review and monitor performance against [*] for Development activities as set forth in the Development Plans;

(f) discuss the [*] as developed by Schering pursuant to Section 5.1; and

(g) perform such other functions as the Parties may agree in writing.

4.3 JDC Conduct.

(a) Consensus. The Parties will endeavor to reach consensus on all matters within the scope of the JDC.

(b) Dispute Resolution. If the JDC is unable to reach unanimous agreement on any issue within its purview, such issue shall be promptly referred to the [*] and the [*] (the “JDC Responsible Executives”) who shall make good faith efforts to promptly resolve the matter in dispute within thirty (30) days. Schering shall have sole and final decision making authority with respect to any matter in dispute that cannot be resolved by the JDC Responsible Executives relating to the Development of Licensed Products in the Field in the Territory, provided, however, that any material amendment to the Core Development Plan will require the consensus of the Parties pursuant to Section 5.2(c). The foregoing notwithstanding (i) Schering shall have the right to make a final decision, and the Parties will proceed in a manner consistent with Schering’s position, on any time-sensitive matter disputed at the JDC where Schering reasonably determines that a delay in such decision is likely to have an adverse effect on either the Development or Commercialization of the Licensed Product and (ii) Schering shall be permitted to modify the Core Development Plan in its sole discretion as set forth in Section 5.2(c). For the avoidance of doubt, disputes of the JDC resolved pursuant to this Section 4.3(b) (other than disputes related to compliance with this Agreement or the validity, breach, termination or interpretation of this Agreement; including, without limitation, whether the standard of Commercially Reasonable Efforts has been met) shall not be subject to any other dispute resolution mechanism or arbitration procedure.

4.4 Novacea JDC Participation. Novacea’s membership in the JDC shall be at its sole discretion as a matter of right and not obligation for the sole purpose of participation in governance, decision making and information exchange with respect to Development activities. At any time prior to disbanding of the JDC pursuant to Section 4.5 below, Novacea shall have the right to withdraw from participation in the JDC upon thirty (30) days’ prior written notice to Schering, which notice shall be effective upon the expiration of such thirty (30) days period (“Withdrawal Notice”). Following the issuance of a Withdrawal Notice and subject to this Section 4.4, (i) the JDC shall be disbanded, (ii) Schering shall have the right to make the final decision on all matters previously within the scope of authority of the JDC; and (iii) Novacea shall have the right to continue to receive the Quarterly Development Report and Monthly Update Reports.

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4.5 Disbanding of JDC. Schering may, in its sole discretion, disband the JDC upon the earlier of (i) Regulatory Approval in the United States for all indications being actively pursued in the Core Development Plan, or (ii) a Novacea Change of Control event, as set forth in Section 18.1. In addition, the Parties shall have the right to disband the JDC upon thirty (30) days written notice at any time upon mutual agreement. To the extent not disbanded pursuant to Section 4.4 or this Section 4.5 above, the JDC shall be automatically disbanded after any twelve (12) month period during which no active Development of any Licensed Product has occurred.

4.6 Alliance Manager. Each Party will appoint and maintain for the term of this Agreement an Alliance Manager to facilitate the reasonable and appropriate flow of information and communication between the Parties pursuant to this Agreement.

ARTICLE 5

DEVELOPMENT

5.1 Overview. As of the Effective Date, Schering shall be primarily responsible for the Development of the Licensed Product in the Field in the Territory. Schering shall perform all of its Development activities in accordance with the INDs for the Licensed Products. Without limiting the generality of the foregoing, subject to Sections 5.2(c) and (d), Schering shall be responsible for (a) determining which indications (other than the Core Indications) Licensed Product will be Developed for in the Field; (b) developing the Forward Development Plan(s); (c) determining the Development strategy for all indications in the Field in the Territory; (d) developing protocols for future pre-clinical and clinical studies to be conducted in the Territory in the Field; and (e) conducting any pre-clinical and clinical studies in the Territory in the Field other than Novacea’s ongoing clinical studies pursuant to Section 5.2(c) hereof. Upon request by either Party, the Parties hereby agree to enter into a services agreement as necessary to govern the performance of any Development activities to be performed by Novacea pursuant to this Agreement.

5.2 Development Plans.

(a) Core Development Plan. The Parties have agreed on the initial Development plan for the Licensed Product in the Core Indications in the Field in the Territory (as may be amended in accordance with this Agreement, the “Core Development Plan”), a copy of which is attached hereto as Exhibit A.

(b) Updates to Development Plans. The JDC will review and update the Core Development Plan from time-to-time, but no less frequently than annually, to take into account completion, commencement, changes in or cessation of Development activities not contemplated by the then-current Core Development Plan.

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(c) To the extent there are ongoing clinical studies being conducted by Novacea, Novacea will continue to execute such ongoing studies in accordance with the Core Development Plan and under the oversight, review and direction of the JDC, with the scope and nature of Schering’s participation to be agreed by the Parties and set forth in the Core Development Plan. For purposes of clarity, Novacea will continue to conduct all activities related to ASCENT-2, except as otherwise set forth in the Core Development Plan. From and after the Effective Date, Schering will assume responsibility and control of the execution of all Development activities related to the Licensed Product under the oversight of the JDC and in accordance with the Core Development Plan, provided, however, that the Parties will agree upon and set forth, in the Core Development Plan, any specific activities to be performed by Novacea (to be reimbursed at the FTE Rate) relating to the Development of the Licensed Product in the Core Indications. From and after the Effective Date, to the extent there are any Novacea-initiated clinical studies for which final reports have not been finalized, Novacea shall have primary responsibility at its own cost and expense to write up all study reports for such studies, provided, however, that drafts of all such reports must be reviewed and approved by the JDC before being deemed final and filed. Any material changes to the Core Development Plan must be agreed upon by the Parties, provided, however, that in the event that Schering determines that (i) the Licensed Product has not met the initial target product profile agreed to by the Parties and listed in the CDP (“TPP”), or (ii) the results of work done under the Core Development Plan provide a reasonable expectation, supported by market research data provided to Novacea, that the then-current TPP will not be achieved or makes it commercially unreasonable to pursue Development in accordance with the Core Development Plan, Schering shall be permitted to modify the Core Development Plan in its sole discretion.

(d) Either Party may propose to the JDC that Additional Indications be pursued. To the extent Novacea makes such a proposal, it shall present formal clinical study proposals to the JDC for consideration. Should Schering determine, in its sole discretion, that Development of any Additional Indications is desirable and commercially reasonable, Schering will develop a separate Development plan (or plans) covering such Development activities (the “Forward Development Plan(s)”) and Schering will be primarily responsible for the Development and execution thereof. A copy of the initial Forward Development Plan is attached hereto as Exhibit B. The JDC will discuss the scope of subsequent Novacea participation in execution of Forward Development Plan(s). It is currently anticipated that Novacea will execute the pancreatic study listed in the Forward Development Plan under the oversight of the JDC. For clarity, Schering shall not be obligated to undertake Development and/or Commercialization of the Licensed Product for indications outside of the Core Indications.

5.3 Development Costs. During the Term, Schering shall be responsible for all costs and expenses related to the Development of Licensed Product under this Agreement in the Field in the Territory that are incurred following the Effective Date (“Development Costs”). With respect to those Development Costs incurred by Novacea after the Effective Date, Schering’s obligations under this Section 5.3 shall be limited to those reasonable documented direct costs and expenses incurred by Novacea following the Effective Date in connection with the conduct

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of Development activities provided for in the Development Plans, including (i) the forward funding of Novacea’s ongoing clinical studies pursuant to the Core Development Plan and (ii) compensating Novacea at the FTE Rate for those FTEs that are engaged in the execution of Development Plans, provided, however, that such Novacea costs and expenses must not exceed the amounts attributed to such activities in the budget set forth in the Development Plan by more than [*] percent without Schering’s prior written consent. Novacea shall be responsible for providing, once every calendar quarter, an estimate of the Development Costs it expects to incur for the next [*]. To the extent that Novacea anticipates any variance [*] percent or more from the amount attributed to a budgeted line item activity exceeding [*] (as identified in a Development Plan) or to the activities as a whole, Novacea shall promptly inform Schering and may not incur such additional costs without Schering’s prior written consent. For the avoidance of doubt, Novacea shall remain solely responsible for all costs and expenses accrued or incurred in the Development of Licensed Product in the Territory prior to the Effective Date.

5.4 Reports. Schering shall provide to Novacea quarterly Development reports (“Quarterly Development Report”) that will include a listing of clinical studies and the status of such studies for the Licensed Product in the Major Markets. As a part of the Quarterly Development Report, Schering shall provide to Novacea a table report that contains the status of Regulatory Approvals for the Licensed Product in the Territory. In addition, Schering shall provide to Novacea monthly updates of patient enrollment information for any Phase III Studies in a Core Indication or for pancreatic cancer (“Monthly Update Report”), provided, however, (i) it is understood that such information will be based solely on the information Schering receives as reported from clinical trial sites and (ii) to the extent Novacea is responsible for such a study, Novacea shall provide a Monthly Update Report to Schering. For clarity, all such information provided by a Party under this Article 5 shall be considered Schering’s Confidential Information.

5.5 Transfer of Information Regarding Licensed Products. In accordance with Section 2.4, Novacea shall work with Schering to allow for an orderly and appropriate transfer to Schering, as soon as reasonably practicable following the Effective Date and pending a thorough review of Novacea data management processes utilized in connection with the Development of the Licensed Product by Schering, of (a) databases containing all data collected from clinical trials that have been conducted prior to or are ongoing as of the Effective Date by or on behalf of Novacea, or any of its Affiliates, with respect to Licensed Product in the Field in the Territory (provided that with respect to ongoing clinical trials, measures shall be taken to ensure that the clinical trials remain blinded in accordance with Schering standards and the laws or regulations of any applicable Governmental Authority), and (b) all documents and reports that have been prepared by or on behalf of Novacea, or any of its Affiliates, in connection with such studies, including without limitation trial master files, protocols, investigators brochures and case report forms. In connection with the transfer of the database pursuant to this Section 5.5, Novacea shall provide the software programs used to calculate the fields contained in such database and the audit trails for any changes that have been made to the database, together with a list of the standard conventions and coding utilized in preparing such database, and any other explanatory

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documentation. In addition, Novacea shall provide Schering with copies of any audit or similar reports that have been prepared by or on behalf of Novacea, of any of its Affiliates, prior to the Effective Date with respect to any Development or Manufacturing activities related to Licensed Product and will cooperate with Schering after the Effective Date to provide Schering reasonable access to all data (including source data), documents and procedures as required by Schering to conduct audits of any sites conducting any clinical trials, Development or Manufacturing activities on behalf of Novacea. For purposes of clarity, Novacea shall remain responsible for all activities required for data completion related to ASCENT-2 except as otherwise set forth in the CDP. This Section 5.5 is subject to any restriction under Novacea’s agreements with Third Parties with respect to the foregoing, however, to the extent that such agreements with Third Parties limit the disclosure to Schering, Novacea shall request of such Third Parties the authorization to disclose such information and documents to Schering. Novacea shall make such requests within forty-five (45) days of the Effective Date of this Agreement.

5.6 Development Diligence. Schering shall use Commercially Reasonable Efforts to Develop the Licensed Product in accordance with the Core Development Plan, as it may be amended, which will include Commercially Reasonable Efforts to meet the targeted activity timelines set forth therein, as they may be amended (the “CDP Timelines”). To the extent that Schering meets the CDP Timelines, Schering shall be deemed to have met its diligence obligations under this Section 5.6. Further, so long as Schering is using Commercially Reasonably Efforts to meet the CDP Timelines, failure to do so shall not constitute a breach of this Agreement.

ARTICLE 6

REGULATORY

6.1 Regulatory Filings Transfer.

(a) Within [*] days after the Effective Date (or such other date as mutually agreed by the Parties), Novacea shall transfer to Schering all existing INDs and other Regulatory Applications that it owns or controls covering the Licensed Product and reasonably assist Schering in obtaining the transfer of such INDs and other Regulatory Applications that it does not own or control. The Parties agree that Novacea will continue to execute ASCENT-2 in accordance with the Core Development Plan, and Schering hereby delegates such responsibility to Novacea. Novacea shall, upon request, timely provide to Schering information and reports related to ASCENT-2 necessary to satisfy Schering’s routine Regulatory Authority reporting obligations. For a period of at least [*] days after the Effective Date, Novacea will provide, at its own cost and expense and at Schering’s request, necessary information and support to Schering with respect to regulatory correspondence, discussions and meetings between Novacea and Regulatory Authorities that took place prior to the Effective Date. After the Effective Date, other than with respect to the DMF owned by Plantex under the Existing Supply Agreement, all further submissions to any Governmental Authorities relating to such Regulatory Applications and/or INDs or any other Regulatory Applications covering the Licensed Product, shall be

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owned by, filed by and in the name of Schering or its Affiliates. Schering or its Affiliates shall hold all Regulatory Approvals for Licensed Product throughout the Territory.

(b) In accordance with Section 2.4, within forty-five (45) days after the Effective Date (or such other date as mutually agreed by the Parties), Novacea shall transfer to Schering one copy of all documents and records that have been generated by or on behalf of Novacea with respect to any existing INDs and other Regulatory Applications that it owns or controls covering the Licensed Product in the Territory, as well as any correspondence between Novacea and Governmental Authorities related to Licensed Products.

(c) Other than with respect to the DMF owned by Plantex under the Existing Supply Agreement, Schering shall be solely responsible for overseeing, monitoring and coordinating all regulatory actions, communications and filings with the FDA and other Governmental Authorities in the Territory and preparing, submitting and maintaining all Regulatory Applications and health registrations with respect to all Licensed Product.

(d) Other than with respect to the DMF owned by Plantex under the Existing Supply Agreement, Schering shall be solely responsible for interfacing, corresponding and meeting with the FDA and other Governmental Authorities throughout the Territory with respect to Licensed Product. Schering shall provide Novacea with copies of any non-routine material correspondence with FDA or other Governmental Authorities in the Major Markets relating to approval of Licensed Product, within thirty (30) days of any such correspondence. Schering shall also provide Novacea with meeting minutes from any material meetings with Regulatory Authorities in the Major Markets concerning the approval of Licensed Product. Schering will provide Novacea with reasonable advance notice of any scheduled meeting with the FDA relating to Development of the Licensed Product and/or any Regulatory Application for the Licensed Product in the United States.

6.2 Pharmacovigilance.

(a) In accordance with the Safety Agreement to be entered into by the Parties pursuant to Section 6.2(d) hereof, following the transfer of any INDs related to Licensed Product from Novacea to Schering, the Parties shall be responsible for the collection and tracking, and Schering shall be responsible for the review, assessment, and filing, of information related to adverse events (“AEs”) associated with Licensed Product, in accordance with U.S. 21 CFR 312.32, 314.80, the European Legislation Directive 2004/27/EC, Council Regulation (EEC) No 2004/726, Commission Regulation (EC) No 540/95, European Union Guidance Volume 9 and Volume 9a on Rules Governing Medicinal Products, and Guidance Documents for the Clinical Trial Directive 2001/20/EC and other comparable regulations, guidance, directives and the like governing AEs associated with Licensed Product that are applicable.

(b) In accordance with the Safety Agreement to be entered into by the Parties pursuant to Section 6.2(d) hereof, as soon as is practicable following the Effective Date, but in any event within thirty (30) days of the Effective Date, Novacea will provide Schering with all

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known safety information for Licensed Products, including without limitation copies of all AEs reports, copies of all study reports of completed studies (including copies of the protocols), and copies of all interim study analysis of all ongoing studies for Licensed Product (including copies of protocols) to the extent not previously provided to Schering. In furtherance of the foregoing, Novacea shall transfer to Schering databases that are consistent with industry standards and contain all relevant information regarding adverse events that have been observed during any clinical trials conducted with respect to Licensed Product prior to the Effective Date.

(c) Within a reasonable period of time following receipt of all such information, Schering shall assume responsibility for maintaining a global safety database for Licensed Product consistent with industry practices.

(d) As soon as is practicable following the Effective Date, the Parties will enter into a Safety Agreement.

(e) Novacea hereby agrees that, following the Effective Date, it will cooperate with Schering to help ensure that Novacea’s information technology systems used for collecting, compiling, tracking and filing information related to AEs are compatible with Schering’s information technology systems for same.

ARTICLE 7

COMMERCIALIZATION AND MEDICAL EDUCATION

7.1 Joint Commercialization Committee

(a) At least [*] months prior to the anticipated filing of the first NDA/MAA in the Territory, the Parties will establish a joint commercialization committee (“JCC”). The primary role of the JCC shall be to exchange information and coordinate the activities of the Parties with respect to the support and Commercialization of the Licensed Products in the Field in the Territory.

(b) Effective as of the date of the initial approval from the FDA for the Licensed Product in the U.S., the JCC shall become responsible for approving the [*] and [*] by Schering for the Licensed Product in the U.S. The JCC will also provide a forum for discussing U.S. [*] and coordinating the U.S. medical education activities by the Parties, which will include discussion of [*] and the [*] to obtain Novacea’s input. Notwithstanding the foregoing, the JCC will not have any decision making authority with respect to any matters in the Territory related to [*] and [*] (including [*]),[*], or the content of [*].

(c) Schering will have decision making authority with respect to all aspects of the Commercialization of the Licensed Product in the ROW, and shall keep Novacea reasonably informed with respect to such activities through periodic reports to the JCC.

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(d) [*] shall appoint a chairperson of the JCC from among its members. The chairperson shall be responsible for setting the agenda for, and calling and leading meetings of the JCC. Any member of the JCC may request that items be added to the agenda for discussion. The secretary of the meeting, as designated by the chairperson, shall prepare and distribute meeting minutes to all members of the JCC. Minutes of each JCC meeting shall be approved or disapproved, and revised as necessary, at the next meeting. Final minutes of each meeting shall be distributed to the members of the JCC by the chairperson.

(e) The JCC shall have [*] of representatives from each Party.

(f) Novacea’s membership in the JCC shall be at its sole discretion as a matter of right and not obligation for the sole purpose of participation in information sharing and coordination with respect to Commercialization activities. At any time prior to disbanding of the JCC pursuant to Section 7.1(g) below, Novacea shall have the right to withdraw from participation in the JCC upon thirty (30) days’ prior written notice to Schering, which notice shall be effective upon expiration of such thirty (30) day period (“Withdrawal Notice”). Following the issuance of a Withdrawal Notice and subject to this Section 7.1(f): (i) the JCC shall be disbanded; (ii) Schering shall have the right to make the final decision on all matters previously within the scope of authority of the JCC; (iii) in its sole discretion, Schering may terminate its funding obligations with respect to Novacea MSLs and, in such case, Novacea MSLs shall cease activities related to Licensed Product; and (iv) Schering may, in its sole discretion, replace existing Novacea MSLs with Schering MSLs.

(g) The JCC shall be automatically disbanded upon the earlier of (i) termination of the Royalty Term in the U.S. or (ii) discontinuation of MSL support by Novacea.

7.2 JCC Dispute Resolution. Decisions on any issues within the JCC’s purview will be made on a unanimous basis. If the JCC is unable to reach unanimous agreement on such an issue, such issue will be promptly referred to the [*] and the [*] (the “JCC Responsible Executives”) who shall make good faith efforts to promptly resolve the matter in dispute within thirty (30) days, provided, however, that Schering shall have the right to make a final decision, and the Parties will proceed in the manner consistent with Schering’s position, on any time-sensitive matter disputed at the JCC where Schering reasonably determines that a delay in such decision is likely to have an adverse effect on the Commercialization of the Licensed Product. In furtherance and not in limitation of the foregoing, Schering shall have final decision making authority with respect to any matter in dispute that cannot be resolved by the JCC Responsible Executives. For the avoidance of doubt, disputes of the JCC resolved pursuant to this Section 7.2 (other than disputes related to compliance with this Agreement or the validity, breach, termination or interpretation of this Agreement; including, without limitation, whether the standard of Commercially Reasonable Efforts has been met) shall not be subject to any other dispute resolution mechanism or arbitration procedure.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

7.3 Commercialization and Medical Education Support.

(a) As of the Effective Date, Schering shall have sole responsibility and decision-making authority for and control over Commercialization and medical education activities related to the Licensed Product in the ROW (including, without limitation, pricing, marketing, promotion, distribution and sale) and Schering shall be responsible for all costs and expenses associated with the Commercialization activities related to the Licensed Product in the Field in the Territory, except as otherwise specified below with respect to certain Third Party royalties.

(b) The Parties will provide support for the Licensed Product in the U.S. as set forth herein. Novacea shall provide that number of MSLs as set forth in Stage 1 and Stage 2 below to support product launch and Schering shall have the option, in its sole discretion, to provide up to the greater of (i) [*] MSLs or (ii) [*] MSL per defined Schering U.S. Sales territory. Schering shall fund Novacea’s MSLs at the FTE Rate through the Royalty Term in the U.S., except as otherwise provided in Sections 7.1(f), 7.3(d), or 7.3(h). In the event that Novacea is unable to provide the agreed number of MSLs, as set forth below, within [*] months of the target date for bringing on such MSLs as established by the JDC or the JCC, Schering shall be permitted to increase the number of Schering MSLs accordingly and the number of MSLs that Novacea will provide will be reduced accordingly.

(i) Stage 1: No later than [*] months prior to anticipated U.S. Regulatory Approval of Licensed Product for AIPC, Schering will fully fund (at the FTE Rate) [*] Novacea MSLs to support product launch; and

(ii) Stage 2: No later than [*] months prior to anticipated U.S. Regulatory Approval of Licensed Product for the first of ADPC or Adjuvant Therapy, Schering will fully fund (at the FTE Rate) [*] additional Novacea MSLs to support product launch.

For purposes of this section, “Dedicated MSLs” shall mean MSLs (either of Schering or of Novacea) that dedicate [*] of their time to support of the Licensed Products.

(c) All Novacea MSLs will be managed by Novacea, but will be required to adhere to all Schering standard operating procedures, including, without limitation, with respect to hiring and operations, all of which shall be provided by Schering to Novacea. For purposes of clarity and in furtherance of the foregoing, all Novacea MSLs must be hired in accordance with Schering hiring policies and must perform in accordance with such minimum performance and reporting requirements and standard operating procedures as are established by Schering. All Novacea MSLs will be required to complete an activity report in the form required by Schering, which shall be submitted to Schering by the end of the calendar month to which such activity report relates. Novacea MSL managers will be responsible for reporting in to Schering’s operations management in a manner consistent with Schering’s reporting requirements. Novacea shall regularly monitor Novacea MSLs with respect to meeting Schering’s minimum performance requirements established by Schering, and Schering shall be permitted to

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periodically monitor Novacea MSLs with respect to such performance requirements. In the event that either Party determines that any Novacea MSLs do not meet such minimum performance requirements, including those for whom Schering has a reasonable expectation that they may not meet or continue to meet such requirements over a period of [*] days or more, it shall promptly notify the other Party and shall provide such other Party with sufficient information for it to confirm such findings. In the event that a Novacea MSL has not, for [*] consecutive months, performed in accordance with such minimum performance requirements, Novacea shall cause such Novacea MSL to cease activities related to the Licensed Product. Novacea has the right to replace such Novacea MSL, however, if Novacea fails to do so within [*] months, (i) Schering will be permitted to replace such Novacea MSL with a Schering MSL, notwithstanding any limitation on the number of MSLs that Schering may provide, and (ii) the minimum number of Novacea MSLs funded by Schering shall be reduced by one. In furtherance of the foregoing, to the extent that any Novacea MSL fails to adhere to any law or regulation applicable to its performance hereunder, Novacea will ensure that such Novacea MSL(s) immediately cease all activity related to the Licensed Products.

(d) While Schering is providing 100% of the funding for Novacea MSLs, Schering may, at its discretion, and with prior notice to Novacea, have such MSLs support other Schering products, provided, however, that, in such event, the MSLs shall continue to be Dedicated MSLs. Notwithstanding the foregoing, in the period expiring [*] after AIPC Regulatory Approval in the U.S., one hundred percent (100%) of Novacea MSL activity shall be dedicated to the Licensed Product. In the period beginning [*] months prior to the first to occur of the anticipated ADPC or Adjuvant Therapy Regulatory Approval in the U.S. and expiring [*] months after the first to occur of the anticipated ADPC or Adjuvant Therapy Regulatory Approval in the U.S., at least [*] percent [*] of Novacea MSL activity shall be dedicated to the Licensed Product with at least [*] percent [*] of Novacea MSL effort and physician visits directed at [*] To the extent that Novacea supports other Novacea owned and controlled products through its medical education infrastructure on terms to be established by the Parties; (1) Novacea must provide prior notice to Schering of such change at least [*] months in advance, including information regarding the other Novacea product(s) that it intends to have the Novacea MSLs support, and will work with Schering to ensure support of the Licensed Products is not adversely affected; (2) such Novacea MSLs must continue to be Dedicated MSLs; and (3) subsequent Schering funding of such Novacea MSLs will be reduced as follows: (a) if such Novacea MSLs provide up to [*] percent [*] (as a percentage of time) support to other Novacea owned and controlled products, Schering shall reduce its funding of such Novacea MSLs by [*] percent [*]; or (b) if such Novacea MSLs provide greater than [*] percent [*] up to [*] percent [*] (as a percentage of time) support to other Novacea owned and controlled products, Schering shall reduce its funding of such Novacea MSLs by the percentage of time such MSLs spend on Novacea products not licensed to Schering.

(e) If the Parties determine that additional Dedicated MSLs are desired or necessary in order to adequately support the Licensed Products, such Dedicated MSLs shall be Novacea MSLs funded by Schering at the above FTE Rate. If Schering has other MSLs that

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primarily support other Schering products and it wishes to have those MSLs provide some support to the Licensed Products, Schering may do so, provided that such additional MSLs are not Dedicated MSLs. [*] months prior to the anticipated filing of a Regulatory Application for the second Core Indication pursuant to the Core Development Plan, the JCC shall assess Schering’s and Novacea’s resources available to promote the Licensed Product. Subject to Section 7.2, should the JCC determine that Schering’s available resources are inadequate to Commercialize the Licensed Product in the U.S., the JCC may request that Novacea participate in Commercialization activities in the U.S. (which may include sales force support).

(f) For the first [*] months following launch of the initial indication in each of the U.S., [*], Schering will support the Licensed Products in each such market as follows:

(i) In the U.S., Schering will support licensed product with [*] than [*] oncology field force. As of the Effective Date, the Parties agree that an appropriate composition of [*] oncology field force in the U.S. is between [*] and [*] representatives who will primarily target oncologists. The Parties further agree that the appropriate composition of [*] oncology field force in the U.S. may change over the term of this Agreement and therefore, Schering’s support of the licensed product may be adjusted by Schering as appropriate for a large international pharmaceutical company. Schering’s sales force will be supported by a team of appropriate account management, distribution, and reimbursement support in support of distribution to key customers; and

(ii) In the other markets listed above, Schering will commit a corresponding level of effort (as defined by local Schering standards), taking into account relative market size, field force structure, etc.

In all such markets, the Licensed Products will be the primary focus of the detailing efforts directed to appropriately targeted physicians, provided, however, that, in the event that there are significant differences between the proposed TPP and approved labeling for such initial indication, Schering reserves the right to adjust Commercialization efforts accordingly.

(g) Specific Provisions related to MSLs

(i) Novacea will comply with all applicable Laws in the hiring, employment, and discharge of all Novacea MSLs involved with performance of Novacea’s responsibilities under this Section 7.3. Novacea represents to Schering that Novacea is an Equal Opportunity Employer and does not discriminate against any person because of race, color, creed, age, sex, or national origin.

(ii) Novacea acknowledges and agrees that Schering does not and will not maintain or procure any worker’s compensation insurance for or on behalf of Novacea or any of Novacea’s MSLs, all of which shall be Novacea’s sole responsibility.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

(iii) Novacea acknowledges and agrees that all Novacea MSLs are not, and are not intended to be or be treated as, employees of Schering or any of its Affiliates, and that such individuals are not, and are not intended to be, eligible to participate in any benefits programs or in any “employee benefit plans”, as such term is defined in section 3(3) of ERISA, that are sponsored by Schering or any of its Affiliates or that are offered from time to time by Schering or its Affiliates to their own employees (the “Schering Benefit Plans”). All matters of compensation, benefits and other terms of employment for any such personnel shall be solely a matter between Novacea and such individual. Novacea shall be solely responsible and liable for the payment of all compensation and benefits under any such employee benefit plan to its MSLs.

(iv) Schering shall not be responsible to Novacea or to any Novacea MSLs used to perform Novacea’s obligations under this Section 7.3 with respect to Licensed Product for any compensation, expense reimbursements or benefits (including, without limitation, vacation and holiday remuneration, healthcare coverage or insurance, life insurance, pension or profit-sharing benefits and disability benefits), payroll-related taxes or withholdings, or any governmental charges or benefits (including without limitation unemployment and disability insurance contributions or benefits and workmen’ compensation contributions or benefits) that may be imposed upon or be related to the performance by Novacea and its MSLs of Novacea’s obligations under this Agreement, all of which shall be the sole responsibility of Novacea, even if it is subsequently determined by any court, the IRS or any other governmental agency that such individual may be a common law employee of Schering or any of its Affiliates.

(v) Novacea shall be solely responsible for its acts and omissions and for those acts or omissions of its MSLs while performing any of the services to be provided by Novacea under this Agreement.

(vi) Novacea will indemnify, defend, and hold harmless Schering and its Affiliates, and its and their directors, employees and agents from and against any and all damages, liability, losses and costs that may be paid or payable resulting from or in connection with any claim or other cause of action asserted by any Novacea MSLs, or by any Third Party (including without limitation federal, state or local governmental authorities) arising out of the execution and/or performance of any activities provided for in Section 7.3 of this Agreement that is based on or with respect to:

a. costs, damages and losses that Schering or its Affiliates may incur resulting from any claims for benefits that any Novacea MSLs may make under or with respect to any Schering Benefit Plan; and

b. any payment or obligation to make a payment to any Novacea MSLs relating in any way to any compensation, benefits of any type under any employee benefit plan (as such term is defined in Section 3(3) of ERISA), and any other bonus, stock option, stock purchase,

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incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements that may be sponsored at any time by Schering or any of its Affiliates, or by Novacea or any of its Affiliates, even if it is subsequently determined by any court, the IRS or any other governmental agency that any Novacea MSL may be a common law employee of Schering or any of its Affiliates; and

c. the payment or withholding of any contributions, payroll taxes, or any other payroll-related item by or on behalf of Novacea or any of its MSLs with respect to which Novacea or any of its MSLs may be responsible hereunder or pursuant to applicable law to pay, make, collect, withhold or contribute, even if it is subsequently determined by any court, the IRS or by any other governmental agency that any such Novacea MSLs may be a common law employee of Schering or any of its Affiliates; and

d. failure of Novacea to withhold or pay required taxes or failure to file required forms with regard to compensation paid to Novacea by Schering and compensation and benefits paid or extended by Novacea to its MSLs.

Notwithstanding anything in this Section 7.3(g)(vi) to the contrary, Novacea shall have no liability to Schering or its Affiliates or their respective directors, employees and agents to the extent attributable to any discriminatory, harassing or retaliatory acts of Schering its Affiliates, or its or their directors, employees or agents, or any tortious acts (including without limitation acts constituting assault, battery or defamation) by Schering, its Affiliates, or its or their directors, employees or agents, with respect to any Novacea MSLs.

(vii) Novacea is and shall remain solely responsible and liable for all probationary and termination actions taken by it, as well as for the formulation, content, and for the dissemination (including content) of all employment policies and rules (including written probationary and termination policies) applicable to its employees and contractors.

(h) Notwithstanding anything herein to the contrary, in the event that the royalties payable by Schering in the U.S. are reduced pursuant to Section 10.4(c), Schering shall have the right, in its sole discretion, to reduce or eliminate its funding obligations with respect to Novacea MSLs. In such event, Novacea’s obligation to provide MSLs for the Licensed Product shall be correspondingly reduced or eliminated, as applicable; provided that in such case if and to the extent Schering elects to continue using some MSLs for the Licensed Product in the U.S., Schering shall first [*] before reducing the number of Schering funded Novacea MSLs.

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(i) Schering shall be solely responsible for the distribution and booking of sales of Licensed Products throughout the Territory.

7.4 Reports. Prior to the First Commercial Sale of the Licensed Product in the United States, at the JCC, Schering will present and discuss with Novacea its planned pre-launch activities and launch plan for the Licensed Product in the United States. Thereafter, on an annual basis, Schering will provide Novacea with information on approvals and launches in ROW (“Annual Commercialization Report”). For clarity, all information provided by Schering to Novacea under this Article 7 shall constitute Schering’s Confidential Information.

7.5 Recalls.

(a) Each Party shall promptly notify the other Party in writing if it determines that any event, incident or circumstance has occurred which may result in the need for a “recall” or “market withdrawal” (as such terms are defined in U.S. 21 CFR 7.3 or other similar national, state or local law or regulation) (hereinafter referred to as a “Recall”) of a Licensed Product or any lot(s) thereof.

(b) Schering shall be responsible for determining whether and upon what terms and conditions Licensed Product shall be Recalled or otherwise withdrawn from sale to Third Parties within any country in the Territory. Schering shall be responsible for discussions with Regulatory Authorities within the applicable country regarding all aspects of the Recall decision and the execution thereof.

(c) If at any time (i) any Governmental Authority in the Territory issues a request, directive or order for a Recall of a Licensed Product in the Territory; or (ii) a court of competent jurisdiction orders a Recall of a Licensed Product in the Territory; then Schering shall be responsible for implementing such Recall. The expenses arising from such Recall shall be the responsibility of Schering.

7.6 Non-Solicitation. During the Term and for a period of [*] months thereafter, neither Party shall, either directly or indirectly, solicit for employment any MSL of the other Party whom such Party has met as a result of its performance hereunder, provided, however, the foregoing restriction shall not prohibit either Party from engaging in a general recruitment effort carried out through a public solicitation or general solicitation not specifically targeted at the other Party’s MSLs pursuant thereto.

7.7 Commercial Diligence. Schering shall use Commercially Reasonable Efforts to Commercialize the Licensed Product in the Field in the Major Markets, including, without limitation, in performing its obligations under this Article 7.

7.8 Use of Novacea Name on Product Labeling. To the extent consistent with applicable law, Schering shall include the Novacea name and/or logo together with the name and logo of Schering on the packaging and labeling for Licensed Product, identifying the Licensed

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Product as being “under license from Novacea, Inc.”, and on core promotional materials used in Commercializing the Licensed Product. Novacea hereby grants to Schering the limited, non-sublicensable (except to Affiliates and Sublicensees solely if and as required for manufacture, use and sale of the Licensed Products in the Territory) rights to use the Novacea name and logo in connection with the Commercialization of the Licensed Product in accordance with this Section 7.8.

ARTICLE 8

[RESERVED]

ARTICLE 9

MANUFACTURING

9.1 From and after the Effective Date, Schering shall be solely responsible for all aspects of the Manufacturing and supply (clinical and commercial) of the Licensed Product, provided, however, that the Parties will cooperate to facilitate an appropriate and efficient transition of the Compound and finished product Manufacture and/or technology transfer, as deemed appropriate, and to the extent consistent with the Existing Supply Agreement.

9.2. The Parties agree that the terms and conditions of this Section 9.2 shall apply solely with respect to manufacturing of calcitriol under the Existing Supply Agreement for use in connection with the manufacture, use and distribution of Licensed Product in the Territory. In accordance with Section 5.1 of the Existing Supply Agreement, Schering shall purchase from Plantex, or its Affiliates, at least [*] percent [*] of its annual requirements of calcitriol for the manufacture, sale, and distribution of Licensed Products in the Territory, and except as provided below shall not purchase from any source other than Plantex, or its Affiliates, in any calendar year during the Term any amount of calcitriol for use in connection with the manufacture, sale, and distribution of Licensed Products in the Territory. During the Term, Schering shall have the right during any given calendar year, and notwithstanding the foregoing [*] percent [*] requirement, to purchase from a source other than Plantex and its Affiliates up to such amount of calcitriol for use in connection with the manufacture, sale, and distribution of Licensed Products in the Territory as is necessary to keep a second manufacturing source of calcitriol qualified; provided that such purchases shall in the aggregate be at least [*] and not more than [*] of calcitriol for Licensed Product in any calendar year. The Parties agree that Plantex shall be deemed a third party beneficiary under this Agreement solely with respect to this Section 9.2. The Parties further agree that: (i) as between Schering and Novacea, in the event of any inconsistency between this Section 9.2 and the other terms and conditions of this Agreement, such other terms and conditions shall control; and (ii) in the event that the Existing Supply Agreement is terminated and/or modified such that the restrictions set forth in Section 5.1 of the Existing Supply Agreement no longer apply, then this Section 9.2 shall be deemed terminated.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

9.3. Pursuant to Section 2.4(b) Novacea shall make all reasonable efforts to transfer to Schering the Manufacturing Know-How of Plantex by (i) requesting of Plantex authorization to reveal and transfer to Schering any Plantex Manufacturing Know-How that is in Novacea’s possession and (ii) requesting Plantex to transfer all such Know-How to Schering. Notwithstanding anything herein to the contrary, to the extent Schering assumes the Existing Supply Agreement, all of the following costs and expenses incurred by Schering shall be creditable against any royalty or milestone payments due Novacea pursuant to this Agreement:

(a) amounts paid to Plantex to purchase minimum requirements of Compound that are in excess of Schering’s actual requirements and that cannot reasonably be utilized by Schering; and

(b) amounts paid to a second manufacturer of Compound to purchase Compound (for the purposes of qualifying such second manufacturer as permitted by the Existing Supply Agreement and maintaining such second manufacturer in a qualified status and reserving manufacturing capacity in the event of a supply failure by Plantex) in excess of the quantities of Compound that Schering can reasonably utilize in the Manufacture of Licensed Product.

ARTICLE 10

PAYMENTS

10.1 Upfront Payment. Schering shall pay to Novacea the following non-refundable payments within [*] Business Days after the Effective Date:

(a) Thirty-five million Dollars ($35,000,000) as reimbursement for research and Development expenses incurred by Novacea prior to the Effective Date; and

(b) A one-time license issuance fee of twenty-five million Dollars ($25,000,000).

10.2 Equity. Schering hereby agrees to purchase twelve million Dollars ($12,000,000) of Novacea common stock pursuant to the terms of the Stock Purchase Agreement.

10.3 Development Milestones.

(a) Milestones. Schering shall make each of the following one-time, non-refundable milestone payments to Novacea upon first occurrence of the corresponding milestone event with respect to the Licensed Product, whether such milestone is achieved by or on behalf of Schering, its Affiliate, or Sublicensee. Following the first such payment, no additional payments will be due upon any repeated or subsequent occurrence of the same event.

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EVENT	PAYMENT

AIPC

[*]

ADPC

[*]

Adjuvant Therapy

[*]

Additional Indication Milestones

Will only apply to approvals of each of the indications in the following tumor types:

[*]

(b) Notice; Payment. Schering shall notify Novacea within [*] Business Days after the occurrence of an achievement of each milestone event giving rise to a payment obligation under this Section 10.3, and Schering shall pay Novacea the indicated amount no later than [*] days after delivery of such notice to Novacea.

10.4 Royalties.

(a) Royalty Rates. Schering shall pay to Novacea during the Royalty Term, a royalty on worldwide annual Net Sales of Licensed Product at the rates set forth below:

Annual Worldwide Net Sales	Royalty Rate
First $[*]	[	*]%
Portion above $[*] and up to and including $[*]	[	*]%
Portion above $[*] and up to and including $[*]	[	*]%
Portion above $[*]	[	*]%

(b) Timing of Payments. Royalty obligations will be determined quarterly and due payable as set forth in Article 11.

(c) Royalty Term.

(i) Royalty Major Markets. With respect to sales of Licensed Product in Royalty Major Markets, royalties will be payable, on a Licensed Product-by- Licensed

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Product basis, in any country starting with the First Commercial Sale of Licensed Product in such country and expiring on a country-by-country basis upon the last to expire Patent owned or Controlled by Novacea that covers the Licensed Product or its use in the Field and provides commercial exclusivity for such Licensed Product (the “Major Market Royalty Term”), provided, however, that on a country-by-country, Licensed Product-by-Licensed Product basis, the royalties payable by Schering hereunder will be automatically reduced [*] beginning [*] following the date on which unit sales of Generic Products that have entered the market in such country for the then current calendar month are, in the aggregate, greater than [*] percent [*] of the unit sales of the Licensed Product during such same period, until the earlier of: (a) [*], or (b) the last to expire [*] Patent that comprises a part of the Novacea Background Patents, at which time the royalties payable by Schering hereunder will be automatically reduced [*]

(ii) Rest of World. With respect to sales of Licensed Product in all countries of the Territory other than Royalty Major Markets, royalties would be payable, on a Licensed Product-by-Licensed Product basis, in any country starting with the First Commercial Sale of Licensed Product in such country and expiring on a country-by-country basis upon the later of (a) the last to expire Patent owned or Controlled by Novacea that covers the Licensed Product or its use in the Field and provides commercial exclusivity for such Licensed Product, and (b) the end of the first calendar quarter of [*] (the “ROW Royalty Term” and together with the Major Market Royalty Term, the “Royalty Term”), provided, however, that on a country-by-country, Licensed Product-by-Licensed Product basis, the royalties payable by Schering hereunder would be automatically reduced [*] beginning [*] following the date on which unit sales of Generic Products that have entered the market in such country for the then current calendar month are, in the aggregate, greater than [*] percent [*] of the unit sales of the Licensed Product.

10.5 Third Party License Agreements.

(a) Novacea shall remain solely responsible for any and all royalties and other payments due to Third Parties after the Effective Date under agreements between Novacea and such Third Parties executed prior to the Effective Date.

(b) Upstream License Agreements. Notwithstanding anything therein or herein to the contrary, Novacea and Schering hereby agree that:

(i) In the event that either of the Upstream License Agreements terminates or Novacea breaches an Upstream License Agreement such that Schering is required to make direct payments to the University of Pittsburgh or OHSU, Schering shall be permitted to offset any such payments against any unpaid royalty or milestone payments due Novacea pursuant to this Agreement.

(ii) Schering will not bear any liability for indemnifying either the University of Pittsburgh or OHSU against any Losses arising out of events taking place prior to the Effective Date and Novacea shall indemnify Schering under the Upstream License Agreements against any such Losses.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

(iii) To the extent that Novacea has the right under the Upstream License Agreements to review any proposed publications and request delays related thereto, it shall provide such publications to Schering to enable it to timely opine on any request for delay of publication as provided by the relevant Upstream License Agreement. Novacea agrees that it shall promptly provide copies of such publications to Schering so that it may exercise its rights hereunder.

(iv) In the event that Novacea fails to cure any actual or potential breach of an Upstream License Agreement, which is not due to an action or inaction by Schering and for which the upstream licensor has the right to terminate such Upstream License Agreement upon failure to cure such breach, at least [*] Business Days prior to the expiration of the applicable cure period for the breach as provided under the applicable agreement, then Schering shall have the right to immediately undertake any actions, in its name or in the name of Novacea, that Schering considers reasonably necessary to cure the breach on behalf of Novacea in order to avoid termination of such agreement. Schering’s rights under this Section shall include, without limitation, (i) the right to make on Novacea’s behalf any royalty payments or other payments to licensors that are due under the applicable Upstream License Agreement, and/or (ii) to contract directly with the applicable licensor in order to maintain Schering’s licenses and other rights to the Compound and Licensed Products in the Territory. Novacea shall fully cooperate with Schering in connection with the performance of any activities undertaken by Schering pursuant to this Section, which cooperation shall (if necessary) include procuring the assignment to Schering or its designated Affiliates of all of Novacea’s rights and interests under the applicable Upstream License Agreement. Nothing in this Section, or any actions undertaken by Schering pursuant hereto, shall be construed as a waiver, or as otherwise releasing, Novacea from any liability under this Agreement, or otherwise at law or equity, resulting from any breach of its obligations under this Agreement. In addition, to the extent that Schering makes any royalty payments or other payments due to a licensor under an Upstream License Agreement pursuant to this Section in order to avoid termination of such agreement and retain Schering’s rights and licenses under this Agreement, (1) Schering shall have the right to deduct any such payments to licensor from any of its unpaid payment obligations to Novacea under this Article 10 of this Agreement, and (2) Schering and its Affiliates shall have no further obligations to Novacea, and Novacea shall have no right to receive any further payments from Schering, with respect to any such deducted amounts.

(v) Schering hereby agrees to comply with the terms and conditions set forth in Schedule 10.5(b)(v) of this Agreement as required by Section 4.02 of the OHSU License Agreement. The Parties agree that as between Schering and Novacea, in the event of any inconsistency between the terms and conditions of this Agreement and

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the terms and conditions set forth in Schedule 10.5(b)(v), the terms and conditions of this Agreement shall control. The Parties further agree that in the event that the OHSU License Agreement is terminated and/or modified such that the requirements set forth in Section 4.02 of the OHSU License Agreement no longer apply, then this Section 10.5(b)(v) and Schedule 10.5(b0(v) shall be deemed terminated.

(c) Except with respect to those Manufacturing rights that Plantex possesses for calcitriol, in the event that Schering reasonably and in good faith believes that one or more licenses to Third Party Patents or Know-How may be required in order to enable Schering or its Affiliates or Sublicensees to Develop, Manufacture, use, and/or Commercialize a Licensed Product in the Field in the Territory (“Third Party License Agreements”), it shall notify Novacea and the Parties may meet to discuss the basis for Schering’s conclusion. Schering shall be responsible for negotiating and entering into any Third Party License Agreements regarding Patents which claim or that would be infringed by, and any Know-How which is necessary for the Development, Manufacture, use, and/or Commercialization of the Licensed Product in the Field in the Territory.

(d) In the event that Schering, or its Affiliates or Sublicensees pay a Third Party any license fees, milestone payments, royalties or other amounts under a Third Party License Agreement, related to any Patents (including any related Know-How) licensed under such Third Party License Agreements (“Third Party License Fees”), Schering shall be entitled to credit against any royalties that are due Novacea pursuant to Section 10.4 [*] percent [*] of all of Third Party License Fees actually paid to the Third Party under such Third Party License Agreement, provided, however, that to the extent such Third Party License Fees encompass more than Patents and related Know-How necessary to Develop, Manufacture, use, and/or Commercialize Licensed Products, any Third Party License Fees reasonably attributable thereto will not be credited. In no event, however, shall such credit cause the royalties paid to Novacea for any particular calendar quarter to be reduced to less than [*] percent [*] of the amount due to Novacea prior to such reductions; provided, however, that any amounts that cannot be offset due to such limitation (“carryover amounts”) can be offset against royalties payable to Novacea in subsequent calendar quarters (subject to the same limitation applying). Any carryover amounts that remain at the end of the Royalty Term under the Agreements will be [*]

10.6 Compulsory License. In the event that Schering or Novacea receives a request for a Compulsory License anywhere in the world, it shall promptly notify the other Party. If any Third Party obtains a Compulsory License in the Territory, then Novacea or Schering (whoever has first notice) shall promptly notify the other Party. For the avoidance of doubt, for purposes of calculating the royalties due Novacea under Section 10.4 with respect to sales of the Licensed Product by any compulsory licensee, Schering’s Net Sales from such sales shall be calculated based solely on the actual royalty payments, if any, paid by the compulsory licensee to Schering or its Affiliates under the Compulsory License.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ARTICLE 11

PAYMENT; REPORTS; AUDITS

11.1 Schering Quarterly Royalty Payments and Reports.

(a) Starting on the First Commercial Sale in the Territory and continuing until the expiration of Schering’s royalty obligations under Section 10.4, Schering agrees to make written reports to Novacea within [*] days after the end of each calendar quarter covering all sales of the Licensed Product in the Territory by Schering, its Affiliates and Sublicensees for which invoices were sent during such calendar quarter, each such written report in reasonable detail as available to Schering (including the details of Schering’s gross sales to Net Sales calculation) stating for the period in question:

(i) the Net Sales by Schering, its Affiliates and Sublicensees for the applicable calendar quarter, and

(ii) a calculation of the amount of royalty payment due on such Net Sales pursuant to Section 10.4.

(b) The information contained in each report under this Section 11.1 shall be considered Confidential Information of Schering. Novacea may provide access to such reports if requested by an upstream licensor under the audit provisions of the Upstream License Agreements, subject to the confidentiality obligations contained therein and shall be treated as confidential information thereunder. Concurrent with the delivery of each quarterly report, Schering shall make the royalty payment due Novacea under Section 10.4 for the calendar quarter covered by such report.

(c) In the case of transfers or sales of any Licensed Product between Schering and an Affiliate or Sublicensee of Schering, a royalty shall be payable only with respect to the sale of such Licensed Product to an independent Third Party not an Affiliate or Sublicensee of Schering, [*] in the case of [*] such [*] of [*], in which case, [*]. For purposes of this Section 11.1(c), [*] shall mean an [*]

11.2 Schering Quarterly Development Cost Payments. As soon as possible, but in any event within [*] Business Days of a calendar quarter close, Novacea shall submit a report showing actual Development Costs and supporting documentation along with an invoice for such quarter. Schering will have [*] days from its receipt of such invoice to provide payment in accordance with Section 11.4.

11.3 Accounting.

(a) Schering. Schering agrees to keep full, clear and accurate records for a maximum period of [*] years after the relevant payment is owed pursuant to this Agreement, setting forth the sales and other disposition of Licensed Product sold or otherwise disposed of in

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sufficient detail to enable royalties and compensation payable to Novacea hereunder to be determined. Schering further agrees, upon reasonable prior notice, to permit the books and records relating to such [*]year period to be examined during normal business hours by an independent nationally recognized accounting firm selected by Novacea and acceptable to Schering for the purpose of verifying reports provided for in Section 11.1. Such audit shall not be performed more frequently than once per calendar year nor more frequently than once with respect to records covering any specific period of time and shall be conducted under appropriate confidentiality provisions, for the sole purpose of verifying the accuracy and completeness of all financial, accounting and numerical information and calculations provided under this Agreement. Such examination is to be made at the expense of Novacea, except in the event that the results of the audit reveal an underpayment of royalties, milestones, or other payments to Novacea under this Agreement of [*] percent [*] or more over the period being audited, in which case reasonable audit fees for such examination shall be paid by Schering. When calculating the Net Sales, the amount of such sales in foreign currencies shall be converted into Dollars using the standard methodologies employed by Schering for consolidation purposes. Schering shall provide reasonable documentation of the calculation and reconciliation of the conversion figures on a country-by-country basis as part of its report of Net Sales for the period covered under the report.

(b) Novacea. Novacea agrees to keep full, clear and accurate records for a maximum period of [*] years after the relevant payment is owed pursuant to this Agreement, setting forth the Development Costs and reimbursable MSL expenses incurred by it and charged to Schering pursuant to Article 4, Section 5.3, and 7.3 in sufficient detail to enable appropriate reimbursement payable to Novacea hereunder to be determined. Novacea further agrees, upon reasonable prior notice, to permit the books and records relating to such [*]-year period to be examined during normal business hours by an independent nationally recognized accounting firm selected by Schering and acceptable to Novacea for the purpose of verifying invoices provided pursuant to Section 11.2 or MSL expenses charged pursuant to Section 7.3. Such audit shall not be performed more frequently than once per calendar year nor more frequently than once with respect to records covering any specific period of time and shall be conducted under appropriate confidentiality provisions, for the sole purpose of verifying the accuracy and completeness of all financial, accounting and numerical information and calculations provided under this Agreement. Such examination is to be made at the expense of Schering, except in the event that the results of the audit reveal an overpayment of such costs and expenses to Novacea under this Agreement of [*] percent [*] or more over the period being audited, in which case reasonable audit fees for such examination shall be paid by Novacea.

11.4 Methods of Payments. All payments due to a Party under this Agreement shall be paid in Dollars by wire transfer to a bank in the United States designated in writing by such Party.

11.5 Taxes. If a law or regulation of any country of the Territory requires withholding of taxes of any type, levies or other charges with respect to any amounts payable hereunder to

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Novacea, Schering shall promptly pay such tax, levy, or charge for and on behalf of Novacea to the proper Governmental Authority, and shall promptly furnish Novacea with receipt of such payment. Schering shall have the right to deduct any such tax, levy or charge actually paid from payment due Novacea or be promptly reimbursed by Novacea if no further payments are due Novacea. Schering agrees to assist Novacea in claiming exemption from such deductions or withholdings under double taxation or similar agreement or treaty from time to time in force and in minimizing the amount required to be so withheld or deducted.

11.6 Late Payments. Any amount owed by one Party to the other Party under this Agreement that is not paid within the applicable time period set forth herein shall accrue interest at the rate of Six Month LIBOR plus [*] percent [*] as set by the British Bankers Association as of the due date or, if lower, the highest rate permitted under applicable law.

ARTICLE 12

INTELLECTUAL PROPERTY

12.1 Ownership of Background IP. The Parties acknowledge and agree that:

(a) Novacea is and will remain in Control and/or the owner of Novacea Background Patents and Novacea Background Know-How;

(b) Schering (or its Affiliate) is and shall remain the owner of Schering Background Patents and Schering Background Know-How; and

(c) Except for those rights and licenses expressly granted under this Agreement, nothing contained in this Agreement shall be construed as granting or conveying (expressly, by implication, or otherwise) to any Party any license or other rights under any Patents, Know-How or other intellectual property rights owned or Controlled by another Party.

12.2 Ownership of Program IP. As between Schering and Novacea, all rights, title and interest in or to any and all Program Know-How and Program Patents shall be owned by Schering.

(a) Novacea shall promptly perform such other acts as may be reasonably requested by Schering in order to perfect Schering’s (or if applicable its Affiliate’s) ownership interest in Program Patents in accordance with this Section 12.2, including without limitation by causing the execution of any assignment or other similar documents.

(b) To the extent that Novacea utilizes its existing Third Party contractors or sublicensees to perform any Development activities or Manufacturing activities related to the Licensed Products, Novacea shall convey to Schering its rights to any Program IP made by such Third Party contractors.

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(c) To the extent that after the Effective Date Novacea enters into any new agreements with Third Party contractors or sublicensees to perform any Development activities or Manufacturing activities related to the Licensed Products, Novacea shall ensure that such Third Party contractors are obligated to assign or license rights to Novacea to any Program IP made by such Third Party contractors so that such rights may be conveyed to Schering under this Section 12.2.

12.3 Prosecution of Intellectual Property.

(a) Schering Background Patents. Schering shall have the sole right and responsibility (at its expense) to Prosecute any and all Schering Background Patents and shall have final decision making authority with respect to all matters related thereto.

(b) Novacea Owned Background Patents. Novacea shall have the first right and responsibility (at its expense) to Prosecute any and all Novacea Background Patents solely owned by it and shall consult with Schering regarding all aspects of the Prosecution thereof and provide Schering a reasonable opportunity to review and make comments with respect thereto, which comments Novacea shall consider in good faith. Novacea shall notify Schering a reasonable time prior to taking (or failing to take) action that would affect the scope or validity of rights under such Novacea Background Patents or any issued patents arising therefrom (including but not limited to substantially narrowing or canceling any claim without reserving the right to file a continuing or divisional application, abandoning any Patent or not filing or perfecting the filing of any Patent in any country) to provide Schering a reasonable opportunity to review and make comments with respect thereto, which comments Novacea shall consider in good faith. In the event that Novacea intends to abandon or to otherwise discontinue Prosecution of any Novacea Background Patents solely owned by it that claim the Formulation and/or the Licensed Product (or the Manufacture or use of any of the foregoing) in one or more countries in the Territory, it shall first offer Schering the opportunity to assume responsibility and control (at Schering’s expense) over Prosecution of such Novacea Background Patents. Written notice of any such offer to assume responsibility for Novacea Background Patents shall be communicated to Schering at least thirty (30) days prior to any final (non-extendable) deadlines related to Prosecution of the relevant Novacea Background Patent(s), and shall clearly identify the nature and status of the relevant Patents. In the event that Schering does assume control over any Novacea Background Patents pursuant to this Section 12.3(b), then Novacea shall promptly provide to Schering (or its designated outside counsel) copies of all files related to Prosecution of the relevant Patents (including without limitation copies of all communications related to such Patents with the U.S. Patent and Trademark Office and/or any analogous foreign Governmental Authority). In addition, Novacea shall upon request (i) perform such commercially reasonable acts (including signing or causing the signing of documents) reasonably necessary to enable Schering to control the Prosecution of such Patents, and (ii) provide Schering (or its designated patent counsel) with access to any of Novacea’s or its Affiliates’ employees, agents or consultants to the extent necessary (and for such periods of time as are reasonable) to enable Schering to Prosecute any such Patents.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

(c) Novacea Background Patents Not Solely Owned by Novacea. With respect to Novacea Background Patents owned in whole or in part by OHSU or the University of Pittsburgh under the Upstream License Agreements or by Aventis under the Aventis Agreements, Novacea shall keep Schering reasonably informed with respect to prosecution of such Patents as soon as practicable to the extent Novacea is informed under such agreements and shall act in accordance with Section 12.3(b) with respect to such Patents to the extent not inconsistent with the Upstream License Agreements or the Aventis Agreements.

(d) Program Patents. Schering shall have the sole right and responsibility (at its expense) to Prosecute any and all Program Patents and shall have final decision making authority with respect to all matters related thereto. Schering shall keep Novacea reasonably informed regarding all patent filings and strategies related thereto.

(e) Cooperation. Novacea shall, upon request, reasonably cooperate with Schering in the Prosecution of Program Patents. Such cooperation shall include (i) causing the execution and delivery of documents, and (ii) making reasonably available to Schering, (or to its designated attorneys, agents or representatives) any of Novacea’s employees, agents or consultants, in each case to the extent necessary or reasonable to enable Schering to prepare, file, prosecute and maintain such Program Patents, such access to personnel to be for periods of time sufficient to obtain the necessary assistance from such personnel.

12.4 Enforcement and Defense of Patents.

(a) Notice. Each Party shall promptly notify the other Party in the event it becomes aware of any Infringement Claims. Any such notice shall clearly identify the relevant Third Party and shall include sufficient information (to the extent available) to reasonably enable the other Party to evaluate such Infringement Claim.

(b) Defense of Infringement Claims. Schering shall have the right and responsibility, at its sole discretion, to defend and control any action or proceeding with respect to any Infringement Claim. With respect to any such Infringement Claim, Novacea shall, upon request, reasonably cooperate with Schering as necessary for the defense of such Infringement Claim (including consenting to any necessary use of its or its Affiliates’ name). Schering shall have sole control of any suit, action or other proceedings to defend an Infringement Claim, and for any and all settlement discussions or negotiations with respect thereto; provided, however, that Schering shall not settle or compromise any such suit (or enter into any consent order for the settlement or compromise thereof) without the prior written consent of Novacea, which consent shall not be unreasonably withheld, conditioned or delayed, if such settlement or compromise: (i) involves an admission of invalidity of any Novacea Background Patents; (ii) would impose any financial obligations on Novacea or its Affiliates; (iii) would impose an injunction or other similar restriction on Novacea or its Affiliates; or (iv) would constitute an admission of guilt or liability by or on behalf of Novacea or its Affiliates.

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(c) Step-in Right for Novacea. In the event that Schering does not elect to defend an action or proceeding related to an Infringement Claim within [*] of said claim being brought (or such shorter time period as may be necessary to appropriately respond to said claim), or if Schering notifies Novacea at any time prior thereto of its intention not to defend such action or proceeding, then Novacea shall have thereafter have the right, but not be obligated, to defend and control any action or proceeding. In the event Novacea elects to defend the Infringement Claim it shall notify Schering to that effect and shall thereafter have sole control of any suit, action or other proceedings to defend the Infringement Claim, and for any and all settlement discussions or negotiations with respect thereto; provided, however, that Novacea shall not settle or compromise any such suit (or enter into any consent order for the settlement or compromise thereof) without the prior written consent of Schering, which consent shall not be unreasonably withheld, conditioned or delayed, if such settlement or compromise: (i) involves an admission of invalidity of any Schering Background Patents or Program Patents; (ii) would impose any financial obligations on Schering or its Affiliates, or otherwise adversely impact Schering’s rights, with respect to the Formulation or the Licensed Product; (iii) would impose an injunction or other similar restriction on Schering or its Affiliates; or (iv) would constitute an admission of guilt or liability by or on behalf of Schering or its Affiliates. Schering shall, upon request, reasonably cooperate with Novacea as necessary for the defense of any Infringement Claim for which Novacea has assumed responsibility under this Section 12.4(c) (including consenting to any necessary use of Schering or its Affiliates’ name).

(d) Costs and Expenses of Defending an Infringement Claim. Except as otherwise expressly set forth in this Section 12.4(d) and Article 15, each Party shall be responsible for the costs and expenses (both internal and out-of-pocket costs) of defending any Infringement Claim for which it has assumed the responsibility pursuant to Sections 12.4(b) or 12.4(c). Such Party shall reimburse the other Party for any documented reasonable out-of-pocket costs incurred by or on behalf of such other Party in cooperating with the defense of such Infringement Claim. If, as a result of a judgment in the litigation or settlement with the Third Party, Schering or its Affiliates or Sublicensees is required to pay to such Third Party royalties or other consideration, Schering and Novacea shall share the costs of such royalties [*]

12.5 Prosecution of Infringers. Should any Third Party infringe, or reasonably appear to be infringing, any Novacea Background Patents which adversely affect or could reasonably be expected to adversely affect the Development, Manufacture, use or Commercialization of Compound, Formulation or Licensed Product in the Field in the Territory, the Party learning of such infringement or potential infringement shall promptly notify the other upon learning of the same. Any such notice shall clearly identify the relevant Third Party and shall include sufficient information (to the extent available) to reasonably enable the other Party to evaluate such infringement or potential infringement.

(a) Schering shall have the primary right, but not the obligation, to bring and direct any legal or other action, including any settlement negotiation or proceeding, with respect to any infringement or potential infringement in the Territory of the Novacea Background

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Patents solely owned by Novacea and except to the extent such action would conflict with the Upstream License Agreements or Aventis Agreements with respect to Novacea Background Patents covered by such Agreements. Schering shall have the right to join Novacea (or the University of Pittsburgh or OHSU with respect to Novacea Background Patents covered by the Upstream License Agreements or Aventis with respect to Novacea Background Patents covered by the Aventis Agreements) as a party plaintiff in any such action or to bring any such action in Novacea’s name if required by applicable law. Schering shall also have the sole right, but not the obligation, to bring and direct any legal or other action, including any settlement negotiation or proceeding, with respect to any infringement or potential infringement in the Territory of the Schering Background Patents or Program Patents.

(b) As regards each discovered infringer of Novacea Background Patents, if Schering does not bring suit against said infringer pursuant to this Section 12.5, or has not commenced negotiations with said infringer for discontinuance of said infringement, as herein provided, within [*] days after receipt of notice of such infringement pursuant to this Section 12.5 (or such shorter period of time as is necessary to preserve any rights to obtain injunctive relief under applicable law), then Novacea shall have the right, but not the obligation, to bring and direct any legal or other action for such infringement. Schering shall retain its rights to initiate patent infringement litigation respecting an infringer of Novacea Background Patents solely owned by it (and Novacea Background Patents covered by the Upstream License Agreements or the Aventis Agreements to the extent not in conflict with such agreements) if it places such infringer on proper legal notice that such infringer’s infringing activities will be addressed in a legal action initiated subsequent to the resolution of another infringement action involving the same Novacea Background Patents.

(c) In the event that Schering elects to institute any action against an infringer of Novacea Background Patents in accordance with the provisions of this Section 12.5, it shall promptly notify Novacea and keep Novacea reasonably informed as to important developments of such negotiation and suit. In the event that Novacea elects to initiate or conclude any settlement negotiation or proceeding with respect to any infringement or potential infringement in the Territory of Novacea Background Patents in accordance with Section 12.5(b), it shall promptly notify Schering and keep Schering reasonably informed as to important developments of such negotiations or proceedings.

(d) Each Party agrees to render such reasonable assistance as may be reasonably requested by the other Party and as may be reasonably necessary or useful to assist the other with respect to any actions instituted by the other Party pursuant to this Section 12.5. Each Party may be represented by counsel of its own selection at its own expense in any suit or proceeding brought to restrain such infringement by any Third Party; provided, however, the foregoing shall not affect the right to control such litigation by the Party which has instituted it.

12.6 Allocation of Recovery Against Third Party Infringer. All amounts recovered from a Third Party pursuant to Section 12.5 shall be used first to reimburse the documented reasonable costs and expenses (including reasonable attorney’s fees and costs) of the Parties in

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such action (including any settlement negotiation or proceeding). Any remaining amounts from such recovery shall be allocated as follows:

(a) With respect to any recovery for infringement of a Novacea Background Patent solely owned by it, (x) if Schering initiated and prosecuted the action pursuant to Section 12.5(a), Schering shall pay Novacea an amount equal to [*] percent [*] of the balance of such recovery and Schering shall be entitled to keep the remainder of such balance, and (y) if Novacea initiated and prosecuted the action pursuant to Section 12.5(b), Novacea shall pay Schering an amount equal to [*] percent [*] of the balance of such recovery and Novacea shall be entitled to keep the remainder of such balance.

(b) With respect to any recovery for infringement of a Schering Background Patent or Program Patent, the entire balance shall be retained by Schering.

12.7 Updating Patent Schedule. Novacea shall update Schedules 13.3(a) and 13.3(b) (Novacea Background Patents) on an annual basis and provide a copy of such updated schedule to Schering. For clarity, any failure to update or delay in updating Schedules 13.3(a) and 13.3(b) to identify a given Novacea Background Patent shall not be construed as excluding such Patents from being treated as a Novacea Background Patent for all purposes under this Agreement.

12.8 Ownership of Trademarks. Novacea agrees to assign all right, title, and interest in or to the Trademark to Schering. Novacea agrees to perform such acts as may be reasonably requested by Schering in order to perfect Schering’s ownership interest in the Trademark including, without limitation, assigning the U.S. application to Novacea once the registration for the Trademark is granted so as to comply with restrictions under U.S. trademark law on assigning “intent-to-use” applications. Novacea grants Schering an exclusive, royalty-free license to use the Trademark in the U.S. until such time as the trademark registration is assigned to Schering. Novacea agrees to pursue the U.S. trademark application to registration and Schering agrees to pay for any costs associated with prosecution and/or opposition efforts. Novacea agrees to execute any assignment and similar documents as requested by Schering relating to the assignment of the Trademark and Schering agrees to pay for all costs associated with the filing and recording of such assignments. In addition, Schering (or its designated Affiliates) shall have the right to select and shall own any and all other trademarks, trade-dress and service marks associated with Licensed Product in the Territory (collectively, “Other Marks”) and shall own all goodwill associated therewith. Schering (or its designated Affiliates) shall also own any domain names associated with Licensed Product in the Territory, including any domain names that contain the Trademark or any Other Marks. Schering shall be solely responsible (at its own expense) for registering, maintaining, defending and enforcing any and all Other Marks in the Territory, and shall have sole control and final decision making authority over all matters with respect thereto. To the extent that Schering or its Affiliates are utilizing the Trademark in connection with the Development, Manufacture and Commercialization of the Licensed Product in the Territory, Schering shall also have the right to control the defense and enforcement of the Trademark in the Territory. Schering and its designated Affiliates shall be entitled to retain

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

recoveries, awards or damages awarded or otherwise resulting from any action to enforce the Other Marks against any Third Party infringing or otherwise committing any unauthorized use of the Other Marks.

12.9 Certification Under Drug Price Competition and Patent Restoration Act. Each Party shall immediately give written notice to the other Party of any certification of which they become aware filed pursuant to 21 U.S.C. Section 355(b)(2)(A) (or any amendment or successor statute thereto) claiming that any Novacea Background Patents covering Compound, Formulation or Licensed Product are invalid or unenforceable, or that infringement will not arise from the Manufacture, use or sale of a product by a Third Party.

12.10 Listing of Patents. Schering shall have the sole right to determine which of the Novacea Background Patents, if any, shall be listed for inclusion in the Approved Drug Products with Therapeutic Equivalence Evaluations pursuant to 21 U.S.C. Section 355, or any successor law in the United States, together with any comparable laws or regulations in any other country in the Territory.

ARTICLE 13

REPRESENTATIONS, WARRANTIES, AND COVENANTS

13.1 Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party as of the Execution Date:

(a) Such Party is a corporation or entity duly organized and validly existing under the laws of the state or other jurisdiction of its incorporation or formation;

(b) The execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite corporate action;

(c) Such Party has the corporate power and authority to execute and deliver this Agreement and the performance of such Party’s obligations hereunder do not conflict with or violate such Party’s corporate charter and bylaws or any requirement of applicable laws or regulations and to perform its obligations hereunder, and such performance does not conflict with or constitute a breach of any agreement of such Party with a Third Party; and

(d) Such Party has the right to grant the rights and licenses described in this Agreement.

13.2 Knowledge of Pending or Threatened Litigation. Each Party represents and warrants to the other Party that as of the Execution Date there is no claim, investigation, suit, action or proceeding pending against it and of which it has received written notice or, to the knowledge of such Party, threatened against it before or by any Governmental Authority or arbitrator that, individually or in the aggregate, could reasonably be expected to materially impair the ability of such Party to perform any obligation under this Agreement.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

13.3 Additional Representations and Warranties of Novacea. Novacea further represents and warrants to Schering, as of the Execution Date, as follows:

(a) Novacea is the exclusive owner of the Patents listed on Schedule 13.3(a), all of which are owned by Novacea free and clear of any liens, charges, claims and encumbrances, and no other person, corporate or other private entity, or governmental or university entity or subdivision thereof has any claim of ownership or right to obtain compensation with respect to such Patents.

(b) Novacea is the exclusive licensee of the Patents listed on Schedule 13.3(b), all of which, to Novacea’s knowledge, are licensed to Novacea free and clear of any liens, charges, claims and encumbrances, and, to Novacea’s knowledge, no corporate or private entity has any claim of ownership or right to obtain compensation with respect to such Patents.

(c) To the knowledge of Novacea, there are no Patents or Know-How owned or licensed by Novacea or its Affiliates that are necessary or useful for the Development, Manufacture and Commercialization of Licensed Product in the Field in the Territory that are not Controlled by Novacea or otherwise outside of the scope of the licenses granted to Schering pursuant to this Agreement.

(d) To the knowledge of Novacea, the conception, development and reduction to practice of the Novacea Background Patents and Novacea Background Know-How has not constituted or involved the misappropriation of trade secrets or other proprietary rights of any Third Party.

(e) Except as previously disclosed by Novacea and discussed by the Parties, to the knowledge of Novacea, the Manufacture or use of Compound and/or the Formulation in the Field, the importation or exportation of the Compound and/or Formulation in the Territory, and the Manufacture, use, importation and sale of the Licensed Product in the Field in the Territory, do not infringe valid claims of any issued patents or other intellectual property rights of any Third Party.

(f) No claim has been made by any Third Party against Novacea or its Affiliates in writing asserting the invalidity, misuse, unregisterability, unenforceability or non-infringement of any of the Novacea Background Patents owned or Controlled by Novacea or challenging Novacea’s or its Affiliates’ rights to use or ownership of any of the Novacea Background Patents or making any adverse claim of ownership thereof. To the extent Novacea has filed and prosecuted the Novacea Background Patents, Novacea has materially complied with all applicable laws, rules and regulations during the course of its filing and prosecution of the Novacea Background Patents in the Territory, including without limitation all rules of the United States Patent and Trademark Office (“USPTO”) and any regulations applicable to the filing and prosecution of Patent Rights before the USPTO and, to the extent a Third Party has filed and prosecuted the Novacea Background Patents, to Novacea’s knowledge, such Third Party has materially complied with all applicable laws, rules and regulations during the course of

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

its filing and prosecution of the Novacea Background Patents in the Territory, including without limitation all rules of the USPTO and any regulations applicable to the filing and prosecution of Patent Rights before the USPTO.

(g) Novacea has disclosed to Schering all material information known to Novacea or its Affiliates and/or in Novacea’s or its Affiliates’ Control with respect to the safety or efficacy of the Compound, Formulation or Licensed Product in the Field, and any human risk factors related thereto, as well as all pre-clinical and clinical data related to Compound, Formulation or Licensed Product (including without limitation all toxicology and carcinogenicity data), and no such information and data has been falsified as to which Novacea is aware or after a reasonable investigation should have been aware.

(h) Except as otherwise disclosed to Schering, it is the sole and exclusive owner or exclusive licensee of the entire right, title and interest in and to each of the Trademarks and all of the Novacea Background Know-How free and clear of any liens, charges, claims and encumbrances and has the right to grant rights therein to Schering in the Territory.

(i) To Novacea’s knowledge, there are no oppositions or interferences concerning the (i) Novacea Background Patents pending before the USPTO or a foreign counterpart in any country where Novacea Background Patents have issued or are pending, or (ii) Trademarks that have been filed in the principal register before the USPTO, or with a state Governmental Authority.

(j) It owns or controls no other intellectual property rights other than the Novacea IP that, to its knowledge, would be necessary or useful for Schering to exercise its rights and to perform as contemplated herein.

(k) There is nothing in any Third Party agreement Novacea has entered into as of the Effective Date which in any way, will adversely materially limit Novacea’s ability to perform all of its obligations hereunder, and that it will not enter into any agreement after the Effective Date under which Novacea would incur any such limitations.

(l) It has not omitted to furnish Schering with any information concerning Licensed Product owned by Novacea or under Novacea’s control requested by Schering, nor intentionally concealed from Schering, any information under its control concerning Licensed Product or the transactions contemplated by this Agreement, which would be material to Schering’s decision to enter into this Agreement and to undertake the commitments and obligations set forth herein.

(m) Prior to the Execution Date, (i) Novacea has paid all maintenance fees and annual payments for Trademarks that have issued as of the Execution Date, and (ii) Novacea has paid all maintenance fees and annual payments for which it is responsible associated with the Novacea Background Patents. To Novacea’s knowledge, all maintenance fees and annual

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

payments associated with the Novacea Background Patents for which a Third Party was responsible have been paid.

(n) To Novacea’s knowledge, all clinical studies related to the Licensed Product that have been conducted on behalf of Novacea or any of its Affiliates prior to the Execution Date have been performed in accordance with Good Clinical Practice and all ICH guidelines in all material respects.

(o) All clinical studies related to the Licensed Product that have been conducted by Novacea or any of its Affiliates prior to the Execution Date have been performed in accordance with Good Clinical Practice and all ICH guidelines in all material respects.

(p) To the knowledge of Novacea, all files, documentation, records and information provided to Schering pursuant to Articles 6 and 9 and Sections 2.5 and 5.5 are true, accurate and complete in all material respects.

(q) Novacea has not granted to any Third Party any rights or licenses with respect to the Compound, Formulation, Licensed Product, or Novacea IP, which rights or licenses would be inconsistent with the rights and licenses granted to Schering hereunder.

(r) To the knowledge of Novacea, Novacea and its Affiliates are in material compliance with, and have not committed or permitted any actions or omissions which would cause the incurable breach of, any agreements between Novacea (or its Affiliates) and any Third Parties which provide for the grant to Novacea or such Affiliates of any licenses or other rights with respect to the Development, Manufacture, use, distribution or sale of Compound, Formulation or Licensed Products in the Field in the Territory.

(s) Novacea has satisfied all of its or its Affiliates’ obligations, if any, to obtain any approvals or consents, and satisfied any other pre-conditions, necessary for it to enter into and perform all of its obligations under this Agreement.

(t) All clinical studies related to the Licensed Product started prior to the Effective Date are clinically complete and there are no ongoing clinical studies related to the Licensed Product, except as set forth on Schedule 13.3(t).

13.4 Covenants by Novacea.

(a) Third Party Agreements. During the term of this Agreement Novacea will use, and will cause its Affiliates to use Commercially Reasonable Efforts not to diminish the rights under Novacea IP that are granted to Schering under this Agreement. Such efforts will include without limitation not committing or permitting any actions or omissions which would cause a breach of any agreements between Novacea (or its Affiliates) and any Third Parties which provide for the grant to Novacea or such Affiliates of any licenses or other rights with respect to the Development, Manufacture, use, distribution or sale of Compound, Formulation or

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Licensed Products in the Field in the Territory, which breach permits any such Third Party to terminate its agreement with Novacea (or its Affiliates), and promptly notifying Schering in writing of any such alleged breach by Novacea or Schering (as a sublicensee) under such agreements. Any such notice shall clearly identify the nature of the alleged breach and the steps Novacea is undertaking to cure the breach.

(b) Novacea further agrees that during the term of this Agreement it shall not, without Schering’s consent, terminate the OHSU License Agreement pursuant to Section 13.03 thereof or the University of Pittsburgh License Agreement pursuant to Section 10.2 thereof.

(c) As of the Effective Date, Novacea shall not file, or cause to be filed, any Patents related to the Compound, the Formulation, the use of the Compound or the Formulation, without the prior written consent of Schering.

(d) As of the Effective Date, Novacea shall promptly notify Schering of any potential Patent filings related to the Compound, the Formulation, the use of the Compound or the Formulation, of which it becomes aware arising out of any agreements with Third Parties.

13.5 Disclaimer of Warranty. Except as expressly set forth in Sections 13.3 and 13.4, neither Party has made, and nothing in this Agreement shall be construed as, a warranty or representation (i) that any Licensed Product made, used, sold or otherwise disposed of under the Licenses or the rights granted to Schering under Section 2.1 is or will be free from infringement of patents, copyrights, trademarks, industrial design or other intellectual property rights of any Third Party, or (ii) regarding the effectiveness, value, prospects for success (whether financial, regulatory or otherwise), safety, non-toxicity, patentability, or non-infringement of any patent technology, Licensed Product or any information or results provided by either Party pursuant to this Agreement. Each Party explicitly accepts all of the same as experimental and for Development purposes, and without any express or implied warranty from the other Party. Except as expressly set forth in this Agreement, each Party expressly disclaims, waives, releases, and renounces any representation or warranty of any kind, express or implied either in fact or by operation of law, by statute or otherwise, whether written or oral, or arising from course of performance, course of dealing or usage of trade, including, without limitation, any representation or warranty with respect to non-infringement, value, adequacy, freedom from fault, quality, efficiency, suitability, characteristics or usefulness, or merchantability or fitness for a particular purpose.

13.6 Limitation of Liability. NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT, EACH PARTY’S PERFORMANCE OR LACK OF PERFORMANCE HEREUNDER, OR ANY LICENSE GRANTED HEREUNDER, EXCEPT FOR DAMAGES ARISING FROM A BREACH OF SECTION 13.1. THE FOREGOING SHALL NOT LIMIT EITHER PARTY’S INDEMNIFICATION OBLIGATIONS HEREUNDER WITH RESPECT TO THIRD PARTY CLAIMS.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

13.7 Update. From the Execution Date until the Effective Date of this Agreement, each Party will give the other Party prompt written notice upon becoming aware of any development, event or circumstance that could reasonably be expected to result in a breach of or inaccuracy in any of the notifying Party’s representations and warranties in this Article 13. On the Effective Date, Novacea shall confirm that the Schedules provided hereunder as of the Execution Date have not changed or deliver to Schering updated Schedules reflecting any exceptions to the representations and warranties made by Novacea as of the Effective Date.

ARTICLE 14

CONFIDENTIALITY

14.1 Confidentiality. The provisions of this Article 14 supersede and replace the obligations of the Parties pursuant to the Amended and Restated Mutual Non-Disclosure Agreement dated [*] (the “Existing CDA”), provided, however, that the Existing CDA will remain in full force and effect solely with respect to information disclosed thereunder related to [*]. During and for a period of the later of (i) [*] years after the expiration of this Agreement pursuant to Section 16.1 and (ii) [*] years after the early termination of this Agreement, including under Sections 16.2, 16,3, and 16.4, each Party shall (i) maintain in confidence all Confidential Information of the other Party; (ii) not use such Confidential Information for any purpose except as permitted by this Agreement; and (iii) not disclose such Confidential Information to anyone other than those of its Affiliates, sublicensees, prospective sublicensees, employees, consultants, agents or subcontractors (collectively, “Agents”) who are bound by written obligations of nondisclosure and non-use no less stringent than those set forth in this Article 14 and to whom such disclosure is necessary in connection with such Party’s activities as contemplated in this Agreement. Each Party shall ensure that such Party’s Agents are informed of the confidential nature of the Confidential Information and comply with these obligations. Each Party shall be responsible for any breach of these obligations by such Party’s Agents. Novacea shall notify Schering promptly on discovery of any unauthorized use or disclosure of Schering’s trade secrets or proprietary information that is made available to Novacea or Novacea’s Agents pursuant to this Agreement.

14.2 Exceptions. The obligations of confidentiality, non-disclosure, and non-use set forth in Section 14.1 shall not apply to the extent the receiving Party (the “Recipient”) can demonstrate that the disclosed information (i) was in the public domain at the time of disclosure to the Recipient by the other Party, or thereafter entered the public domain, in each case other than as a result of actions of the Recipient, its Affiliates or Agents, in breach of this Agreement; (ii) was rightfully known by the Recipient or its Affiliates (as properly demonstrated by the Recipient) prior to the date of disclosure to the Recipient by the other Party; (iii) was independently developed by the Recipient or its Affiliates without the aid, application or use of Confidential Information of the other Party (as properly demonstrated by the Recipient); or (iv) was received by the Recipient or its Affiliates on an unrestricted basis from a Third Party rightfully in possession of such information and not under a duty of confidentiality to the other Party. Notwithstanding any other provision of this Agreement, Recipient’s disclosure of

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Confidential Information shall not be prohibited if such disclosure: (a) is in response to a valid order of a court or other Governmental Authority; provided, however, that Recipient provides the other Party with prompt prior written notice of such disclosure in order to permit the other Party to seek a protective order or other confidential treatment of such Confidential Information; or (b) is required to be disclosed by applicable law or regulation; provided, however, that Recipient limit such disclosure to only the Confidential Information so required to be disclosed.

14.3 Project Data. The Project Data shall be owned by Schering. For avoidance of doubt, the Project Data shall be considered the Confidential Information of Schering for purposes of this Agreement and shall be treated by Novacea as such under the terms of this Article 14.

14.4 Publications.

(a) Novacea shall have no right to publish or otherwise publicly disclose any (i) Project Data or (ii) other data (not previously published or otherwise publicly disclosed) generated prior to the Effective Date that relates to the Licensed Product, without the prior written consent of Schering, which may be withheld for any reason, except that, with respect to Project Data or other data that has been previously published or otherwise publicly disclosed, consent will not be unreasonably withheld. Schering shall decide upon any proposed publication of the Project Data (and, for the avoidance of doubt, Schering may disclose clinical trial data and other information related to the Licensed Product as it determines, and shall provide notice and a description of the content of such disclosure to Novacea at least [*] hours in advance of any such disclosure).

(b) To the extent that any proposed publication or public presentation (including without limitation any abstracts or manuscripts for publication, slides and texts of oral or other public presentations, and texts of any transmission through any electronic media (e.g., any computer access system such as the Internet, World Wide Web etc.) collectively or individually a “Public Presentation”) to be made by Novacea or its Affiliates may contain Confidential Information of Schering, Novacea shall provide to Schering an advance copy of any such proposed publication or presentation prior to its submission or dissemination to any Third Party. Schering shall have a period of [*] days to review and recommend any changes it reasonably believes are necessary to protect its Confidential Information. Novacea shall remove any Confidential Information of Schering therefrom; other changes recommended by Schering shall not be unreasonably refused. In addition, if such publication could, in Schering’s reasonable judgment, be expected to have a material adverse effect on the commercial value of Schering’s Confidential Information or on the Licensed Product, then Schering shall have the right to delay or prevent such publication as proposed by providing written notice to that effect during such [*] day period. In the case where such publication may disclose any Program IP, any such delay shall be sufficiently long so as to permit the timely preparation and filing of a patent application(s) (or application(s) for other appropriate forms of protection) on the Confidential Information involved.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

14.5 No Disclosure of Agreement Terms.

(a) In connection with the execution of this Agreement, the Parties shall either (i) issue the joint press release set forth in Schedule 14.5, and/or (ii) issue mutually agreed upon individual press releases. Except as otherwise required by law, Novacea shall not issue any additional press release or make any other public disclosure concerning this Agreement or the subject matter hereof (which shall include, without limitation, the programs covered hereunder) without the prior written consent of Schering.

(b) The foregoing provisions of this Section 14.5 notwithstanding, Novacea shall have the right to disclose non-public information related to the terms and conditions of this Agreement solely if and to the extent necessary (as reasonably determined by its legal counsel) to be disclosed (i) in the context of a Change of Control, to Third Parties and their counsel with whom Novacea is negotiating a Change of Control transaction or to accredited investors, qualified institutional buyers, and qualified purchasers and their counsel as such terms are defined in the Securities Act of 1933 and the Exchange Act, each of whom is under an obligation of confidentiality no less restrictive than those set forth in this Agreement and (ii) in order to comply with the rules and regulations of the United States Securities and Exchange Commission (or another similar securities exchange authority in Territory). In the event of (ii) above, Novacea shall notify Schering in advance of any such disclosure, shall provide Schering with a reasonable opportunity to review and comment on the form and content of any such disclosure, and shall use Commercially Reasonable Efforts to obtain confidential treatment to the fullest extent available.

(c) Further, Schering agrees that Novacea has the right to issue a press release with respect to the occurrence of the following events under this Agreement with respect to the Licensed Product, provided that Schering is afforded a reasonable opportunity (but not less than [*] Business Days) to review and provide input with respect to the content and timing of such press release and that Novacea considers in good faith and uses Commercially Reasonable Efforts to incorporate in such press release any input provided by Schering: [*] and/or [*] of any [*]; [*] of a [*] in a [*] or in [*] and [*]. In addition and notwithstanding anything to the contrary herein, (a) if the relevant text of a proposed press release has already previously been reviewed and approved by Schering and the text remains accurate and complete in all material respects, then such text may be disclosed or republished in such proposed press release provided that Novacea provides notice to Schering of such press release at least [*] Business Days prior to the issuance of such press release and (b) if the relevant text of a proposed public announcement such as a corporate presentation or comments to analysts or investors has already previously been reviewed and approved by Schering (whether in the form of an approved press release or prior approved presentation materials, Q&A script or the like) and the text remains accurate and complete in all material respects, then such text may be included in such proposed public announcement (but not a press release) without resubmission and review by Schering.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ARTICLE 15

INDEMNIFICATION

15.1 Indemnification by Novacea. Unless otherwise provided herein, Novacea agrees to indemnify, hold harmless, and defend Schering, its Affiliates, and their directors, officers, employees, and agents (the “Schering Indemnitees”) from and against any and all Third Party suits, claims, actions, demands, liabilities, expenses and/or losses (including without limitation attorneys’ fees, court costs, witness fees, damages, judgments, fines and amounts paid in settlement) (“Losses”) to the extent that such Losses arise out of (a) Novacea’s breach of this Agreement, (b) the negligence or willful misconduct of Novacea or its Affiliates, or (c) for personal injury or death caused by or resulting from the Development, Manufacture, distribution, testing, use or sale of Compound, Formulation or Licensed Product by or on behalf of Novacea or its Affiliates, licensors or licensees prior to the Effective Date, including, without limitation, any Losses arising out of the Upstream License Agreements. Notwithstanding the foregoing, Novacea’s obligation to indemnify, hold harmless, and defend the Schering Indemnitees shall not apply to the extent any Losses arise out of the negligence or willful misconduct of Schering or its Affiliates.

15.2 Indemnification by Schering. Unless otherwise provided herein, Schering shall indemnify, hold harmless, and defend Novacea, its Affiliates, and their directors, officers, employees, and agents (the “Novacea Indemnitees”) from and against any and all Losses, to the extent that such Losses arise out of (a) Schering’s breach of this Agreement, (b) the negligence or willful misconduct of Schering or its Affiliates, or (c) the Development, Manufacture, distribution, use, testing, promotion, marketing, or sale or other disposition of the Compound, Formulation or Licensed Product by or on behalf of Schering or its Affiliates pursuant to this Agreement after the Effective Date. Notwithstanding the foregoing, Schering’s obligation to indemnify, hold harmless, and defend the Novacea Indemnitees shall not apply to the extent any Losses arise out of the negligence or willful misconduct of Novacea or its Affiliates.

15.3 Indemnification Procedure.

(a) The Party entitled to indemnification under this Article 15 (an “Indemnified Party”) shall notify the Party potentially responsible for such indemnification (the “Indemnifying Party”) within ten (10) Business Days of becoming aware of any claim or claims asserted or threatened against the Indemnified Party which could give rise to a right of indemnification under this Agreement; provided, however, that the failure to give such notice or any delay in such notice shall not relieve the Indemnifying Party of its indemnity obligation hereunder except to the extent that such failure materially prejudices its rights hereunder.

(b) If the Indemnifying Party has acknowledged in writing to the Indemnified Party the Indemnifying Party’s responsibility for defending such claim, the Indemnifying Party shall have the right to defend, at its sole cost and expense, such claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party; provided, however, that

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

the Indemnifying Party may not enter into any compromise or settlement unless such compromise or settlement includes as an unconditional term thereof, the giving by each claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim. The foregoing notwithstanding, the Indemnifying Party may not enter into any compromise or settlement of such claim without the prior written consent of the Indemnified Party if such compromise or settlement would (i) impose an injunction or other similar restriction of the Indemnified Party, (ii) impose any financial obligations on the Indemnified Party, and/or (iii) would constitute an admission of guilt or liability by or on behalf of the Indemnified Party.

(c) The Indemnified Party may participate in, but not control, any defense or settlement of any claim controlled by the Indemnifying Party pursuant to this Section 15.3 and shall bear its own costs and expenses with respect to such participation; provided, however, that the Indemnifying Party shall bear such costs and expenses if counsel for the Indemnifying Party shall have reasonably determined that such counsel may not properly represent both the Indemnifying Party and the Indemnified Party.

(d) The foregoing notwithstanding, the Indemnified Party shall have the right to waive its rights to indemnity under this Agreement and control the defense or settlement thereof to the extent such claim involves an issue or matter that it believe may materially adversely affect the business and/or assets of such Indemnified Party; provided, however, that in no event shall any such waiver be construed as a waiver of any indemnification rights which such Party may have at law or in equity.

15.4 Insurance. Each Party represents and warrants to the other Party that it has in place and during the term of this Agreement shall maintain insurance and/or a program of self-insurance sufficient to cover its liabilities under this Agreement.

ARTICLE 16

TERM AND TERMINATION

16.1 Term.

(a) The term of this Agreement shall begin on the Effective Date and, unless earlier terminated in accordance with the terms of this Article 16, will expire on the date on which the Royalty Term expires for all Licensed Products in all countries of the Territory (the “Term”).

(b) To the extent required by the HSR Act, each Party will (i) file or cause to be filed, as promptly as practicable after the Execution Date (and in any event within five (5) business days after such Execution Date), with the United States Federal Trade Commission (“FTC”) and the United States Department of Justice (“DOJ”), all reports and other documents required to be filed by such Party under the HSR Act concerning the transactions contemplated hereby and (ii) promptly comply with or cause to be complied with any requests by the FTC or DOJ for additional information concerning such transactions, in each case so that the waiting

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

period applicable to this Agreement and the transactions contemplated hereby under the HSR Act will expire as soon as practicable after the date hereof. Each Party agrees to request, and to cooperate with the other Party in requesting, early termination of any applicable waiting period under the HSR Act. Each Party shall be responsible for its own costs, expenses, and filing fees in connection with the filings. In addition, Novacea shall use good faith reasonable efforts to assist Schering in eliminating any concern on the part of any court or government authority regarding the legality of the proposed transaction, including, if required by federal or state antitrust authorities, promptly taking all reasonable steps necessary to secure government antitrust clearance. Novacea shall cooperate in good faith at its own cost with any government investigation and promptly produce documents and information demanded by a second request for documents and of witnesses if requested.

16.2 Termination for Breach.

(a) A Party (the “non-breaching Party”) shall have the right, in addition to any other rights and remedies, to terminate this Agreement: (i) on a product-by-product and country-by-country basis (if such breach is limited to a Licensed Product or country) in the event the other Party (the “breaching Party”) is in breach of any of its material obligations under this Agreement with respect to such Licensed Product or country, or (ii) in its entirety in the event the breaching Party is in breach of any of its material obligations under this Agreement with respect to a Major Market country. The non-breaching Party shall first provide written notice to the breaching Party, which notice shall identify with particularity the alleged breach. The breaching Party shall have a period of ninety (90) days (thirty (30) days in the case of an undisputed non-payment of money) after such written notice is provided to cure such breach. If such breach is not cured within such period, this Agreement shall terminate in its entirety or on a product-by-product and country-by-country basis immediately at the end of such period on written notice of such termination from the non-breaching Party, or where a breach other than for non-payment is not capable of being cured in ninety (90) days, if the breaching Party fails to (1) initiate actions during such ninety (90) day period that are reasonably anticipated to cure the default within a reasonable period (not to exceed one hundred eighty (180) days) and (2) thereafter use continuing diligent efforts to cure the default, then the non-breaching Party may immediately terminate this Agreement in its entirety or on a product-by-product and country-by-country basis at any time by providing written notice of such termination. Termination under this Section 16.2 shall not relieve any Party of any obligation accrued prior to (or otherwise existing upon) the date of termination nor relieve the breaching Party from liability for breach of this Agreement.

(b) Termination under this Section 16.2 for whatever reason will be automatically stayed for the duration of any dispute resolution proceedings initiated under Article 17 if the matter in dispute is the basis for the proposed termination.

16.3 Termination for Insolvency. A Party shall have the right to terminate this Agreement if, at any time, (a) the other Party shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Party

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or of its assets, or (b) if the other Party proposes a written agreement of composition or extension of its debts, or (c) if the other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or (d) if the other Party shall propose or be a party to any dissolution or liquidation, or (e) if the other Party shall make an assignment for the benefit of creditors.

16.4 Termination by Schering.

(a) Termination At Will. Schering shall have the right to terminate this Agreement in its entirety or on a product-by-product and country-by-country basis at any time after the second (2nd) anniversary of the Effective Date on [*] days prior written notice to Novacea.

(b) Termination For Technical Failure. Schering shall have the right to terminate this Agreement in its entirety effective upon written notice to Novacea in the event that Schering reasonably determines that there has been a Technical Failure, which, for purposes of this Agreement shall mean:

(i) there is a significant issue related to the safety or efficacy of the Licensed Product in humans; or

(ii) further Development and Commercialization of the Licensed Product in the U.S. and/or Europe is not commercially reasonable due to Manufacturing issues or other technical problems related to the Licensed Product.

16.5 Effects of Expiration. Upon and at all times after the expiration of this Agreement pursuant to Section 16.1(a), Schering will retain a worldwide, exclusive, royalty-free, irrevocable right and license, with the right to sublicense and authorize the grant of further sublicenses, under the Novacea IP to Develop, make, have made, use, and Commercialize the Licensed Product in the Territory in the Field.

16.6 Effects of Termination by Novacea under Sections 16.2 and 16.3 and by Schering under Section 16.4(a). Upon termination of this Agreement in its entirety or on a product-by-product and country-by-country basis by Novacea pursuant to Sections 16.2 (Schering breach) and 16.3 (Schering insolvency) or by Schering pursuant to Section 16.4(a) (Schering at-will), the following provisions shall apply:

(a) The licenses granted by Novacea to Schering under Section 2.1 shall terminate;

(b) Novacea shall have a worldwide, royalty-free, exclusive and perpetual license (which shall include the right to grant sublicenses) from Schering under any Schering IP existing at the time of termination and which is incorporated in a Licensed Product that is then being Developed or Commercialized by Schering. Novacea’s license under this Section 16.6(b)

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shall be limited solely to the right to Develop, make, have made, use, and Commercialize such Licensed Product in the Field in the Territory;

(c) Schering shall reasonably cooperate with Novacea in order to enable Novacea to assume the Development and/or Commercialization of all Licensed Products then being Commercialized or in clinical Development by Schering. Such cooperation and assistance shall be provided in a timely manner (having regard to the nature of the cooperation or assistance requested) and shall include the following:

(i) Schering shall transfer to Novacea (or its nominee) all INDs, Regulatory Approvals and Regulatory Applications for Regulatory Approvals made or obtained by Schering or its Affiliates or any of its Sublicensees to the extent relating to Licensed Product then being Commercialized or in Development.

(ii) Schering shall assign to Novacea all of its rights in the Trademark and any Other Marks and shall transfer to Novacea all of its rights in any domain names containing such Trademark and Other Marks, in each case only to the extent that such Trademark and Other Marks have actually been utilized previously by Schering in connection with the Commercialization of Licensed Product in the Field. Any assignment or transfer to Novacea pursuant to this Section 16.6(c)(ii) shall be at no cost to Novacea.

(iii) Schering shall transfer to Novacea (or its nominee), to the extent not previously provided, a copy of all Project Data in its possession or under its control relating to any Licensed Product then being Commercialized or in clinical Development by Schering and reasonably necessary or useful for its continued Development and/or Commercialization, including without limitation all information contained in Schering’s regulatory and/or safety databases, all in the format then currently maintained by Schering; provided, however, nothing in this Section 16.6(c)(iii) shall be deemed to expand the scope of the license granted to Novacea pursuant to Section 16.6(b).

(iv) Upon the request of Novacea, Schering shall use Commercially Reasonable Efforts to assign to Novacea any sublicenses previously granted by Schering related to Licensed Product.

(v) Upon the request of Novacea, Schering, its Affiliates and its Sublicensees shall use Commercially Reasonable Efforts to complete any clinical studies related to Licensed Product in the Field that (x) are being conducted under Schering’s IND for Licensed Product and are ongoing as of the date this Agreement is terminated, and (y) for which it is not practical to transfer responsibility for conducting such studies to Novacea; provided, however, that Novacea agrees to reimburse Schering for all Development costs incurred by Schering after termination in completing such studies.

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(vi) Schering shall transfer to Novacea, at a price of [*] percent [*] of Schering’s fully allocated Manufacturing cost for the Licensed Product, all quantities of Licensed Product in the possession of Schering or its Affiliates (including, without limitation, clinical trial supplies and Licensed Product intended for commercial sale).

(vii) Schering shall supply Novacea with Licensed Product, at a price of [*] percent [*] of Schering’s fully allocated Manufacturing cost for the Licensed Product, for a reasonable period of time not to exceed [*] years.

The Parties shall use Commercially Reasonable Efforts to complete the transition of the Development and Commercialization of the Licensed Product from Schering to Novacea pursuant to this Section 16.6 as soon as is reasonably possible.

(d) In addition, solely in the event of termination by Schering pursuant to Section 16.4(a) (Schering at-will), Novacea shall pay Schering a royalty on Net Sales of the terminated Licensed Product(s) in each relevant country in the Territory, to be determined as follows:

(i) in the event that the effective date of termination occurs after [*] and prior to [*] Licensed Product in such country, [*]; or

(ii) in the event that the effective date of termination occurs after [*] Licensed Product in such country, [*].

Such royalties shall be payable quarterly within sixty (60) days following the close of each calendar quarter.

(e) In the event of termination by Novacea pursuant to Sections 16.2 (breach), Novacea shall pay Schering a royalty on Net Sales of the terminated Licensed Product(s) in each relevant country in the Territory, to be determined as follows:

(i) in the event of termination for breach by Schering of the non-compete obligations set forth in Section 3.1, [*];

(ii) in the event of termination for breach other than as set forth in Section 16.6(e)(i) and the effective date of termination occurs after [*] and prior to [*] Licensed Product in such country, [*]; or

(iii) in the event of termination for breach other than as set forth in Section 16.6(e)(i) and the effective date of termination occurs after [*] Licensed Product in such country, [*].

(f) In the event of termination by Novacea pursuant to Section 16.3 (insolvency), [*] shall be payable by Novacea to Schering on Net Sales of the terminated Licensed Product(s) in each relevant country in the Territory.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

(g) Novacea shall provide written reports to Schering, consistent with Section 11.1, that will accompany its payments to Schering pursuant to this Section 16.6.

(h) In the event of a termination that relates solely to a particular Licensed Product or a specific country, then the provisions of this Section 16.6 shall apply mutatis mutandis solely with respect to the terminated markets or terminated Licensed Product and the Non-Compete set forth in Article 3.1 shall remain in full force and effect; provided, however, that if the termination is pursuant to Section 16.2 (breach) and relates solely to a specific country, the non-compete will not apply to the non-breaching Party in such country.

16.7 Effects of Termination by Schering under Sections 16.2 and 16.3. Upon termination of this Agreement by Schering pursuant to Sections 16.2 (Novacea breach) or 16.3 (Novacea insolvency), the following provisions shall apply:

(a) Schering shall have the sole and exclusive right to Develop and Commercialize each of the terminated Licensed Products or terminated country(ies) throughout the Territory and the licenses granted by Novacea to Schering under Section 2.1 shall be exclusive, worldwide, irrevocable, perpetual, fully paid-up licenses (which shall include the right to grant sublicenses) with respect to the terminated Licensed Product or terminated country(ies) throughout the Territory.

(b) Schering shall remain liable to Novacea for any sums properly payable by Schering to Novacea in accordance with the terms of this Agreement with respect to the terminated Licensed Product or terminated countr(ies) prior to notice of such termination and in accordance with the terms of this Agreement.

(c) Novacea shall receive a royalty on Net Sales of the terminated Licensed Product or in the terminated country(ies) after notice of such termination, as set forth below:

(i) in the event of termination for breach by Novacea of the non-compete obligations set forth in Section 3.1, [*];

(ii) in the event of termination for “Catastrophic Breach” (as defined below) by Novacea, royalties equal to [*] shall apply; and

(iii) in the event of termination for insolvency, or termination for breach by Novacea other than as described in (i) or (ii) above, [*].

For purposes of Section 16.7(c)(ii), the term “Catastrophic Breach” shall mean a breach by Novacea of one or more of its material obligations under this Agreement that results or is reasonably likely to result in imminent substantial harm to the commercial value of the Licensed Product in one or more Major Markets. For clarity, “substantial harm to the commercial value of the Licensed Product” shall mean the [*] of the [*] an [*] or [*] which [*] and [*] the [*] from [*] for the [*] by [*] in [*], including [*] having [*] the [*] of [*] on [*].

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

(d) In the event of a termination that relates solely to a particular Licensed Product or a specific country, then the provisions of this Section 16.7 shall apply mutatis mutandis solely with respect to the terminated markets or terminated Licensed Product and the Non-Compete set forth in Article 3.1 shall remain in full force and effect; provided, however, that if the termination is pursuant to Section 16.2 (breach) and relates solely to a specific country, the non-compete will not apply to the non-breaching Party in such country.

16.8 Effects of Termination by Schering under Section 16.4(b). If Schering terminates this Agreement pursuant to Section 16.4(b) (Termination for Technical Failure) then (i) the licenses and other rights granted by Novacea to Schering pursuant to this Agreement shall terminate, (ii) Schering shall conduct an orderly wind-down of all then on-going Development activities (including without limitation those being performed by Schering’s Affiliates or Third Party contractors) with respect to the Licensed Product, and (iii) Schering shall promptly make all payments due and owing Novacea and to Third Parties with respect to the Licensed Product.

16.9 Competing Product Acquisition. If a Party (or one of its Affiliates or its successor in interest) acquires (such Party, Affiliate or successor in interest, as applicable, the “Acquiring Party”) a Competing Product from a Third Party or undergoes a Change of Control which results in such Party being controlled by an entity with a Competing Product that is already being commercialized in one or more country in the Territory (“Acquired Competing Product”), then:

(a) to the extent Novacea is the Acquiring Party, it shall deliver to Schering as soon as possible (and in any event within [*] after Novacea acquires such Acquired Competing Product or undergoes such Change of Control) a written notification of Novacea’s election, in its sole discretion, either to divest or retain all of its rights, title and interest in and to such Acquired Competing Product. If Novacea elects to retain such Acquired Competing Product, Schering shall have the right to deem the Agreement terminated under Section 16.2 and the effects in Section 16.7 shall apply. If Novacea (or its successor in interest) provides notice of its intention to divest the Acquired Competing Product and fails to complete the divestiture of the Acquired Competing Product within [*] months after its acquisition thereof, then Novacea will be in material breach of this Agreement as of the expiration of the [*] month following acquisition;

(b) to the extent Schering is the Acquiring Party, it shall deliver to Novacea as soon as possible (and in any event within [*] after Schering acquires such Acquired Competing Product or undergoes such Change of Control) a written notification of Schering’s election, in its sole discretion, either to divest or retain all of its rights, title and interest in and to such Acquired Competing Product or the Licensed Product. If Schering elects to retain both the Acquired Competing Product and the Licensed Product, Novacea shall have the right to deem the Agreement terminated under Section 16.2 and the effects in Section 16.6 shall apply. If Schering (or its successor in interest) provides notice of its intention to divest either the Acquired

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Competing Product or the Licensed Product and fails to complete the divestiture of such product within [*] months after its acquisition of the Acquired Competing Product, then Schering will be in material breach of this Agreement as of the expiration of the [*] month following acquisition.

16.10 Survival; Accrued Rights. The rights and obligations of the Parties under the following provisions of this Agreement shall survive expiration or any termination of this Agreement as follows:

(a) Article 1 (Definitions), Article 13 (Representations, Warranties, and Covenants), Article 14 (Confidentiality), Article 15 (Indemnification), Article 17 (Dispute Resolutions; Governing Law), Article 18 (Miscellaneous);

(b) Section 2.1 (License Grant) and Article 12, but only to the extent such survival is provided for in Section 16.7(a) (Effects of Termination by Schering under Sections 16.2 and 16.3);

(c) Section 10.4 (Royalties), but only to the extent provided by Section 16.7(c)(ii)-(iii) (Effects of Termination by Schering under Sections 16.2 and 16.3);

(d) Sections 10.5(b)(i), 10.5(b)(iv), 10.5(d) (Third Party License Agreements), 9.3(a), 9.3(b) (Manufacturing), 10.6 (Compulsory License)), 11.1 (Schering Quarterly Royalty Payments and Reports), 11.3(b) (Accounting), 11.4 (Methods of Payment), 11.5 (Taxes), , but in all cases under this Section 16.10(d) only to the extent Section 10.4 (Royalties) survives under Section 16.7(c)(ii)-(iii); and

(e) Section 2.5 (Section 365(n) of the Bankruptcy Code), 7.3(g) (Specific Provisions related to MSLs), Section 7.6 (Non-Solicitation), Section 10.5(b)(ii) (Upstream License Agreements), Section 11.6 (Late Payments), Section 12.1 (Ownership of Background IP), Section 12.2 (Ownership of Program IP), Section 16.5 (Effects of Expiration), Section 16.6 (Effects of Termination by Novacea under Sections 16.2 and 16.3 and by Schering under Section 16.4(a)), Section 16.7 (Effects of Termination by Schering under Sections 16.2 and 16.3), Section 16.8 (Effects of Termination by Schering under Section 16.4(b)), Section 16.10 (Survival; Accrued Rights).

In any event, expiration or termination of this Agreement shall not relieve the Parties of any liability which accrued hereunder prior to the effective date of such expiration or termination nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement, nor prejudice either Party’s right to obtain performance of any obligation.

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ARTICLE 17

DISPUTE RESOLUTIONS; GOVERNING LAW

17.1 Arbitration. If the Parties are unable resolve a given dispute, either Party may have the given dispute settled by binding arbitration in the manner described below.

17.2 Arbitration Request. If a Party intends to begin an arbitration to resolve a dispute arising under this Agreement, such Party shall provide written notice (the “Arbitration Request”) to the other Party of such intention and the issues for resolution. From the date of the Arbitration Request and until such time as the dispute has become finally settled, the running of the time periods as to which Party must cure a breach of this Agreement becomes suspended as to any breach that is the subject matter of the dispute.

(a) Additional Issues. Within ten (10) Business Days after the receipt of the Arbitration Request, the other Party may, by written notice, add additional issues for resolution.

(b) No Arbitration of Patent/Confidentiality Issues. Unless otherwise agreed by the Parties, disputes relating to patents and non-disclosure, non-use and maintenance of Confidential Information shall not be subject to arbitration, and shall be submitted to a court of competent jurisdiction.

(c) Arbitration Procedure. The Arbitration shall be held in the continental United States under the rules of the International Institute for Conflict Prevention and Resolution (“CPR”) then in effect. The arbitration shall be conducted by three (3) arbitrators who are knowledgeable in the subject matter at issue in the dispute. One (1) arbitrator will be selected by Novacea, one (1) arbitrator will be selected by Schering, and the third arbitrator will be selected by mutual agreement of the two (2) arbitrators selected by the Parties. The arbitrators may proceed to an award, notwithstanding the failure of either Party to participate in the proceedings. The arbitrators shall, within fifteen (15) days after the conclusion of the arbitration hearing, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded. The arbitrators shall be authorized to award compensatory damages, but shall not be authorized to award non-economic damages or punitive damages, or to reform, modify or materially change this Agreement or any other agreements contemplated hereunder. The arbitrators also shall be authorized to grant any temporary, preliminary or permanent equitable remedy or relief the arbitrators deem just and equitable and within the scope of this Agreement, including, without limitation, an injunction or order for specific performance. The award of the arbitrators shall be the sole and exclusive remedy of the Parties (except for those remedies set forth in this Agreement). Judgment on the award rendered by the arbitrators may be enforced in any court having competent jurisdiction thereof, subject only to revocation on grounds of fraud or clear bias on the part of the arbitrators. Notwithstanding anything contained in this Section 17.2 to the contrary, each Party shall have the right to institute judicial proceedings against the other Party or anyone acting by, through or under such other Party, in order to enforce the instituting Party’s rights hereunder through specific performance, injunction or similar equitable relief.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

(d) Costs; Satisfaction. Each Party shall bear its own attorneys’ fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the arbitrators; provided, however, that the arbitrators shall be authorized to determine whether a Party is the prevailing Party, and if so, to award to that prevailing Party reimbursement for its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges and travel expenses). Absent the filing of an application to correct or vacate the arbitration award as permitted by applicable law, each Party shall fully perform and satisfy the arbitration award within fifteen (15) days of the service of the award.

17.3 Waiver. By agreeing to this binding arbitration provision, the Parties understand that they are waiving certain rights and protections which may otherwise be available if a dispute between the Parties were determined by litigation in court, including, without limitation, the right to seek or obtain certain types of damages precluded by this provision, the right to a jury trial, certain rights of appeal, and a right to invoke formal rules of procedure and evidence.

17.4 Choice of Law. The validity, performance, construction, and effect of this Agreement shall be governed by the laws of the State of Delaware, without regard to conflicts of law principles that would provide for application of the law of another jurisdiction.

ARTICLE 18

MISCELLANEOUS

18.1 Assignment. Either Party may assign this Agreement to any Affiliate of such Party without the prior written consent of the other Party; provided, however, that such Party provides the other Party with written notice of such assignment and remains fully liable for the performance of such Party’s obligations hereunder by such Affiliate. Further, each Party may assign this Agreement without the prior written consent of the other Party, to its successor in interest by way of a merger, acquisition, or sale of all or substantially all of its assets to which this Agreement relates (which shall be no less than all such Party’s oncology business); provided, however, that such Party provides the other Party with written notice of such assignment; provided further, that if Novacea undergoes a Change of Control, then, upon written notice by Schering, the provisions of Article 4, Sections 5.4 and 7.4 of this Agreement shall terminate immediately and Schering may elect to terminate all Novacea MSL support provided pursuant to Section 7.3. Any other assignment of this Agreement by a Party requires the prior written consent of the other Party. Any assignment in violation of this Section 18.1 shall be null and void. This Agreement shall be binding on and shall inure to the benefit of the permitted successors and assigns of the Parties hereto.

18.2 Force Majeure. If either Party shall be delayed, interrupted in or prevented from the performance of any obligation hereunder by reason of force majeure including an act of God, fire, flood, earthquake, war (declared or undeclared), public disaster, act of terrorism, strike or

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labor differences, governmental enactment, rule or regulation, or any other cause beyond such Party’s control, such Party shall not be liable to the other therefor; and the time for performance of such obligation shall be extended for a period equal to the duration of the force majeure which occasioned the delay, interruption or prevention. The Party invoking such force majeure rights of this Section 18.2 must notify the other Party by courier or overnight dispatch (e.g., Federal Express) within a period of fifteen (15) days of both the first and last day of the force majeure unless the force majeure renders such notification impossible in which case notification will be made as soon as possible. If the delay resulting from the force majeure exceeds six (6) months, both Parties shall consult together to find an appropriate solution.

18.3 Entire Agreement. This Agreement, together with the Stock Purchase Agreement, constitutes the entire agreement between the Parties with respect to the subject matter herein and, effective on the Effective Date, supersedes all previous agreements between the Parties with respect to the subject matter herein, whether written or oral, including without limitation the Existing CDA (except with respect to information disclosed thereunder relating to [*]). This Agreement shall not be changed or modified orally, but only by an instrument in writing signed by both Parties.

18.4 Severability. If any provision of this Agreement is declared invalid by a court of last resort or by any court or other governmental body from the decision of which an appeal is not taken within the time provided by law, then and in such event, this Agreement will be deemed to have been terminated only as to the portion thereof that relates to the provision invalidated by that decision and only in the relevant jurisdiction, but this Agreement, in all other respects and all other jurisdictions, will remain in force; provided, however, that if the provision so invalidated is essential to the Agreement as a whole, then the Parties shall negotiate in good faith to amend the terms hereof as nearly as practical to carry out the original intent of the Parties, and, failing such amendment, either Party may submit the matter for resolution pursuant to Article 17.

18.5 Notices. Any notice or report required or permitted to be given under this Agreement shall be in writing and shall be mailed by recognized overnight courier and shall be effective upon confirmed receipt thereof or by certified or registered mail, or telexed or telecopied and confirmed by mailing, as follows and shall be effective five (5) days after such mailing:

If to Novacea:	Novacea, Inc.
601 Gateway Blvd., Ste. 800
South San Francisco, CA 94080
Attention: [*]
Fax No: (650) 228-1088

with a copy of notices only to:	Latham & Watkins LLP
140 Scott Drive
Menlo Park, California 94025
Fax No: (650) 463-2600
Attention: John E. Wehrli, Esq.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

If to Schering:	Schering Corporation
2000 Galloping Hill Road
Kenilworth, NJ 07033
Attention: [*]
Fax No.: (908) [*]

with copies to:
Attention: [*]
Fax No.: (908) [*]

18.6 Further Assurances. The Parties agree to reasonably cooperate with each other in connection with any actions required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish to each other such further information; (b) execute and deliver to each other such other documents; and (c) do such other acts and things (including working collaboratively to correct any clerical, typographical, or other similar errors in this Agreement), all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement.

18.7 Agency. Neither Party is, nor will be deemed to be an employee, agent or representative of the other Party for any purpose. Each Party is an independent contractor, not an employee or partner of the other Party. Neither Party shall have the authority to speak for, represent or obligate the other Party in any way without prior written authority from the other Party.

18.8 No Waiver. Any omission or delay by either Party at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof, by the other Party, shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement. Any waiver by a Party of a particular breach or default by the other Party shall not operate or be construed as a waiver of any subsequent breach or default by the other Party.

18.9 No Strict Construction. This Agreement has been prepared jointly by the Parties and shall not be strictly construed against either Party.

18.10 Headings. The captions used herein are inserted for convenience of reference only and shall not be construed to create obligations, benefits, or limitations.

18.11 Counterparts. This Agreement may be executed in counterparts, all of which taken together shall be regarded as one and the same instrument.

[Signature page follows]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

IN WITNESS WHEREOF, the Parties have executed this License, Development, and Commercialization Agreement through their duly authorized representatives to be effective as of the Effective Date.

Novacea, Inc.		Schering Corporation

By:	/s/ John P. Walker	By:	/s/ Michael J. DuBois
Name:	John P. Walker	Name:	Michael J. DuBois
Title:	Chairman – Interim CEO	Title:	Vice President
Date:	May 29, 2007	Date:	May 29, 2007

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EXHIBIT A

CORE DEVELOPMENT PLAN

CORE DEVELOPMENT PLAN

DATED: May 25, 2007

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

EXHIBIT B

DRAFT FORWARD DEVELOPMENT PLAN

FORWARD DEVELOPMENT PLAN

DRAFT FOR REVIEW

Subject to Revision

DATED: May 25, 2007

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

SCHEDULE 1.92

TRADEMARKS

TRADE NAME: ASENTAR

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Schedule 10.5(b)(v) OHSU Terms.

The following terms and conditions and the paragraph references set forth below correspond to paragraphs contained in the OHSU License Agreement. All capitalized terms that appear in the provisions set forth in this Schedule 10.5(b)(v) shall have the respective meanings ascribed to such terms in the OHSU License Agreement.

5.01	If and only to the extent required and applicable under 35. U.S.C. §202(c)(4), OHSU reserves on behalf of the Government an irrevocable, nonexclusive, nontransferable, royalty-free license for the practice of all subject inventions, as such term is defined in 35 U.S.C §201(e), licensed under the Licensed Patent Rights.

5.02	If and only to the extent required and applicable under 35 U.S.C §204, Licensee agrees that products used or sold in the United States embodying Licensed Patent Rights that are subject inventions as defined in 35 U.S.C. §201(e) shall be manufactured substantially in the United States, unless a written waiver is obtained in advance from the Government.

8.01	Licensee agrees to keep accurate and correct records of Licensed Products made, used, or sold and Licensed Processes practiced under this Agreement appropriate to determine the amount of royalties due OHSU. Licensee shall require its sublicensees to keep similar records so as to enable Licensee to audit any such sublicensees in order to meet its record keeping obligations under this Agreement. Licensee’s records shall be retained for at least [*] years following a given reporting period. Licensee’s records shall be available during normal business hours for inspection at the expense of OHSU by an accountant or other designated auditor selected by OHSU for the sole purpose of verifying reports and payments hereunder. The accountant or auditor shall only disclose to OHSU information relating to the accuracy of reports and payments made under this Agreement. If an inspection shows an under reporting or underpayment in excess of [*] percent [*] for any [*] month period, then Licensee shall reimburse OHSU for the cost of the inspection at the time Licensee pays the unreported royalties, including any interest charges as required by Paragraph 6.10 of this Agreement. All payments required under this Paragraph 8.01 shall be due within [*] days of the date OHSU provides Licensee notice of the payment due.

10.01	Licensee shall use Reasonable Commercial Efforts to introduce the Licensed Products into the commercial market or apply the Licensed Processes to commercial use as soon as practicable. The efforts of a sublicensee shall be considered the efforts of Licensee.

10.02	If and only to the extent applicable under 35 U.S.C. §200, upon the First Commercial Sale until the expiration of this Agreement, Licensee shall use Reasonable Commercial

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Efforts to keep Licensed Products and Licensed Processes reasonably accessible to the public.

12.01	OHSU offers no warranties other than those specified in Article 1.

12.02	OHSU does not warrant the validity of the Licensed Patent Rights and makes no representations whatsoever with regard to the scope of the Licensed Patent Rights, or that the Licensed Patent Rights may be exploited without infringing other patents or other intellectual property rights of third parties.

12.03	OHSU MAKES NO WARRANTIES, EXPRESSED OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY SUBJECT MATTER DEFINED BY THE CLAIMS OF THE LICENSED PATENT RIGHTS.

12.04	OHSU does not represent that it will commence legal actions against third parties infringing the Licensed Patent Rights.

12.05	Licensee shall indemnify and hold OHSU, its directors, trustees, officers, employees, students, fellows, agents, and consultants harmless from and against all liability, demands, damages, expenses, and losses, including but not limited to death, personal injury, illness, or property damage in connection with or arising out of a) the use by or on behalf of Licensee or sublicensees, directors, employees, or third parties of any Licensed Patent Rights, or b) the design, manufacture, distribution, or use of any Licensed Products, Licensed Processes or materials, or other products or processes developed in connection with or arising out of the Licensed Patent Rights, or c) otherwise arising out of exercise of Licensed Patent Rights granted under this Agreement. Licensee at all times shall carry insurance or self-insurance sufficient to cover its contractual obligations with respect to activities performed under this Agreement. Licensee shall provide evidence of this coverage to OHSU.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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SCHEDULE 13.3(A)

NOVACEA EXCLUSIVELY OWNED PATENTS

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SCHEDULE 13.3(B)

NOVACEA EXCLUSIVELY LICENSED PATENTS

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SCHEDULE 13.3(T)

ONGOING CLINICAL STUDIES

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SCHEDULE 14.5

ISSUED PRESS RELEASE

Novacea Contacts:		Schering-Plough Contacts:

Media:	Paul Laland	Mary-Frances Faraji
	650-228-1811	908-298-7109 (office)
908 432-2404 (cell)

Cathy Cantone

908 327-3013 (cell)

Investors:	Nina Ferrari	Alex Kelly
	415-264-8796	908-298-7450

NOVACEA AND SCHERING-PLOUGH ENTER INTO WORLDWIDE

DEVELOPMENT AND COMMERCIALIZATION AGREEMENT FOR ASENTAR, A

NOVEL TREATMENT FOR PROSTATE CANCER

SOUTH SAN FRANCISCO, CA and KENILWORTH, NJ — May 30, 2007-—Novacea, Inc. (NASDAQ: NOVC) and Schering-Plough Corporation (NYSE: SGP) today announced that they have entered into an exclusive worldwide license agreement for the development and commercialization of Asentar™ (DN-101). Novacea is currently conducting a large international Phase 3 trial (ASCENT-2) evaluating Asentar in 900 patients with androgen-independent prostate cancer (AIPC). Asentar is a novel, proprietary, high-dose oral formulation of calcitriol, a potent hormone that exerts its effects through the vitamin D receptor (VDR).

Under the terms of the agreement, Novacea will receive an upfront payment of $60 million, including $35 million as reimbursement for past research and development expenses, a license fee of $25 million, as well as a commitment by Schering-Plough to purchase $12 million of Novacea common stock at a predetermined price within ten days of the closing. Additionally, the agreement provides Novacea

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with potential pre-commercial milestone payments of up to $380 million, and tiered royalties on worldwide sales of Asentar. Closing of the transaction is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act (HSR) and is anticipated to occur following HSR clearance.

Schering-Plough will be responsible for all forward development costs in exploring indications for earlier stages of prostate cancer, such as androgen-dependent prostate cancer (ADPC) and adjuvant therapy and will lead all global commercialization efforts for Asentar. Novacea will provide medical support to Schering-Plough’s commercial operations for Asentar in the United States, including deployment of their Medical Science Liaisons, which will be funded by Schering-Plough.

“A corporate partnership has been a significant corporate goal for 2007, and we are proud to be co-developing Asentar with a highly-respected pharmaceutical company such as Schering-Plough. The partnership leverages Novacea’s existing capabilities with Schering-Plough’s experienced development, regulatory and commercial teams and will provide Novacea with an opportunity to support the commercialization of Asentar in the United States. Additionally, this agreement provides us with substantial funding for the continued development of our operations,” said John P. Walker, Novacea’s chairman and interim chief executive officer.

“This agreement with Novacea allows us the potential opportunity to extend our oncology pipeline into a tumor with significant unmet need,” said Thomas P. Koestler, Ph.D. executive vice president and president of Schering-Plough Research Institute. “Asentar represents an innovative research development and reinforces our continual commitment to patients.”

About Asentar

Asentar is currently being developed as an oral treatment in combination with Taxotere® (docetaxel) for the treatment of AIPC. Prostate cancer is the second leading cause of cancer death in men with approximately 232,000 new cases and 30,000 deaths in the U.S. in 2005. AIPC is an advanced disease state of prostate cancer. Based on results of Novacea’s completed Phase 2 clinical trial, known as ASCENT, the use of weekly Asentar in combination with weekly Taxotere may provide AIPC patients with an innovative cancer therapy that may prolong survival with the potential in reducing some of the toxicities and complications normally associated with chemotherapy. Novacea is now evaluating the benefits of Asentar in a 900-patient Phase 3 trial, known as ASCENT-2, which uses overall survival as the primary endpoint and compares weekly Asentar plus Taxotere to the current standard of care in the treatment of AIPC.

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Conference Call and Webcast Information

Members of Novacea’s management team will discuss the agreement via a webcast and conference call today at 10:00 am Eastern Time. The webcast can be accessed in the Investor Relations section of Novacea’s Web site at www.novacea.com. The live audio of the conference call is also accessible via telephone to investors, members of the news media and the general public by dialing either 866-770-7129 (United States and Canada) or 617-213-8067 (International) and typing in the passcode 46251887.

An archived replay of the webcast will be available via Novacea’s Web site until June 30, 2007. The replay will also be available via telephone by dialing 888-286-8010 (United States and Canada) or 617-801-6888 (International) and typing in the passcode 43282090 until June 30, 2007.

About Schering-Plough

Schering-Plough Corporation is a global science-based health care company with leading prescription, consumer and animal health products. Through internal research and collaborations with partners, Schering-Plough discovers, develops, manufactures and markets advanced drug therapies to meet important medical needs. Schering-Plough’s vision is to earn the trust of the physicians, patients and customers served by its more than 33,500 people around the world. The company’s Web site is www.scheringplough.com.

About Novacea

Novacea, Inc. is a biopharmaceutical company focused on in-licensing, developing and commercializing novel cancer therapies. Novacea has two product candidates in clinical trials, including Asentar™, which currently is in a Phase 3 clinical trial for androgen-independent prostate cancer, or AIPC. Novacea’s second product candidate, AQ4N, is a hypoxia-activated prodrug that is currently in a Phase 1b/2a clinical trial in glioblastoma multiforme. More information on any of Novacea’s trials can be found at www.ClinicalTrials.gov.

SCHERING-PLOUGH DISCLOSURE NOTICE: The information in this press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the potential market and prospects for Asentar. Forward-looking statements relate to expectations or forecasts of future events. Schering-Plough does not assume the

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obligation to update any forward-looking statement. Many factors could cause actual results to differ materially from Schering-Plough’s forward-looking statements, including uncertainties in the development process and the regulatory process, any developments following regulatory approval, patent and other intellectual property protection, and current and future branded, generic or over-the-counter competition, among other uncertainties. For further details about these and other factors that may impact the forward-looking statements, see Schering-Plough’s Securities and Exchange Commission filings, including Item 1A, “Risk Factors” in the Company’s first quarter 2007 10-Q.

Note: Except for the historical information contained herein, the matters set forth in this press release, including statements as to financial guidance, development, clinical studies, regulatory review and approval, and commercialization of products, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. You should not put undue reliance on any forward-looking statements. Important factors that could cause actual performance and results to differ materially from the forward-looking statements we make include: early stage of development; the focus, conduct, enrollment and timing of our clinical trials; regulatory review and approval of product candidates; commercialization of products; developments relating to our licensing and collaboration agreements; market acceptance of products; funding requirements; intellectual property protection for our product candidates; competing products and other risks detailed from time to time under the heading “Risk Factors” in our most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as may be updated from time to time by our future filings under the Securities Exchange Act. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual performance or results may vary materially from any future performance or results expressed or implied by these forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.

Novacea is a registered trademark of Novacea, Inc., and Asentar is a trademark of Novacea, Inc. All other trademarks are property of their respective owners.

37-05

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